Exhibit 10.1

Confidential treatment has been requested for portions of this Exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

CO-DEVELOPMENT AND

LICENSE AGREEMENT

between

NEOTHERAPEUTICS, INC.

and

GPC BIOTECH AG

Dated as of September 30, 2002

CO-DEVELOPMENT AND

LICENSE AGREEMENT

This CO-DEVELOPMENT AND LICENSE AGREEMENT (this “Agreement”), dated as of September 30, 2002, is between Neotherapeutics, Inc., a company duly organized and existing under the laws of Delaware and having offices at 157 Technology Drive, Irvine, California, USA for and on behalf of itself and its Affiliates (“NEOTHERAPEUTICS”), and GPC Biotech AG, a company duly organized and existing under the laws of the Federal Republic of Germany and having offices at Fraunhoferstrasse 20, D-82152 Martinsried/Munich Germany, for and on behalf of itself and its Affiliates (together with its Affiliates, “GPC”).

PRELIMINARY STATEMENTS

A. NEOTHERAPEUTICS has entered into that certain License Agreement with Johnson Matthey PLC (“J-M”) dated August 28, 2001, pursuant to which NEOTHERAPEUTICS has been granted a license, with the right to sublicense, to certain patent rights and other know-how and technology owned by J-M.

B. NEOTHERAPEUTICS wishes to grant a sublicense to GPC, and GPC wishes to take a sublicense from NEOTHERAPEUTICS, under certain rights granted to NEOTHERAPEUTICS under the J-M License Agreement and under other relevant patent rights and know-how controlled by NEOTHERAPEUTICS, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing preliminary statements and the mutual covenants and agreements of the Parties contained in this Agreement, the Parties hereby agree as follows:

1. DEFINITIONS

As used in this Agreement, the following terms shall have those meanings set forth in this Section 1 unless the context dictates otherwise.

1.1. “Affiliate” with respect to either Party, shall mean any Person controlling, controlled by, or under common control with, such Party. For the purpose of this Section 1.1, “control” shall refer to (i) the possession, directly or indirectly, of the power to direct the management or policies of such Party, whether through the ownership of voting securities, by contract or otherwise, or (ii) the beneficial ownership (as such term is defined in the 1934 Act) of at least fifty percent (50%) of the voting securities or other ownership interest of such Party.

1.2. “Confidential Information” shall have the meaning assigned to such term in Section 12.1.

1.3. “Covered Product” shall mean any Platinum Complexes formulated for administration to humans, the research, development, manufacture, sale or use of which in any country in the Territory is covered by a Valid Claim of any Patent included in the J-M Licensed Technology or the NEOTHERAPEUTICS Licensed Technology.

1.4. “Effective Date” shall mean the date first set forth above.

1.5. “EMEA” shall mean the European Agency for the Evaluation of Medicinal Products and any successor thereto.

1.6. “FDA” shall mean the United States Food and Drug Administration, or any successor thereto.

1.7. “Field” shall mean the FIELD, as such term is defined in the J-M License Agreement, as amended from time to time.

1.8. “First Commercial Sale” shall mean, with respect to any Covered Product, the first sale for use or consumption by the general public of such Covered Product in a country in the Territory after all required marketing and pricing approvals have been granted, or otherwise permitted, by the governing health authority of such country. “First Commercial Sale” shall not include the sale of any Covered Product for use in clinical trials or for compassionate use prior to the approval of an NDA.

1.9. “GPC Development Technology” shall mean all Inventions and Know-How first developed, reduced to practice or shown to have utility by one or more employees of GPC without the involvement of one or more employees of NEOTHERAPEUTICS in connection with the development of Covered Products, as well as any and all Patents covering the same.

1.10. “Invention” shall mean any new or useful method, process, manufacture, compound or composition of matter, whether or not patentable or copyrightable, or any improvement thereof.

1.11. “J-M License Agreement” shall mean that certain License Agreement dated August 28, 2001, by and between NEOTHERAPEUTICS and J-M, as amended from time to time. A copy of such Agreement, including all amendments executed prior to the execution of this Agreement, is attached hereto as Exhibit A.

1.12. “J-M Licensed Technology” shall mean the J-M Patent Rights, the LICENSOR’S INFORMATION and the LICENSOR’S ONGOING INFORMATION to which NEOTHERAPEUTICS has been granted a license under the J-M License Agreement, as such capitalized terms are defined in the J-M License Agreement, as amended from time to time.

1.13. “J-M Patent Rights” shall mean the PATENT RIGHTS, as such term is defined in the J-M Licensed Agreement. A list of all such J-M Patent Rights in existence on the Effective Date is included in Exhibit B attached hereto.

1.14. “J-M Royalty Term” shall mean the period beginning on the Effective Date and ending on the earlier of (i) the expiration of the TERM, as such term is defined in the J-M License Agreement, as amended from time to time, or (ii) the date on which NEOTHERAPEUTICS is no longer required to make royalty payments to J-M pursuant to the J-M License Agreement.

1.15. “Joint Development Committee” shall mean the entity organized and acting pursuant to Section 4.

1.16. “Joint Development Technology” shall mean all Inventions and Know-How first developed, reduced to practice or shown to have utility by one or more employees of GPC and one or more employees of NEOTHERAPEUTICS in connection with the development of Covered Products, as well as any and all Patents covering the same.

1.17. “Know-How” shall mean unpatented technical and other information which is not in the public domain including information comprising or relating to discoveries, inventions, data, designs, formulae, methods, models, assays, research plans, procedures, designs for experiments and tests and results of experimentation and testing (including results of research or development), processes (including manufacturing processes, specifications and techniques), laboratory records, chemical, pharmacological, toxicological, clinical, analytical and quality control data, trial data, case report forms, data analyses, reports or summaries and information contained in submissions to and information from ethical committees and regulatory authorities. Know-How includes rights protecting Know-How. The fact that an item is known to the public shall not be taken to exclude the possibility that a compilation including the item, and/or a development relating to the item, is (and remains) not known to the public.

1.18. “MAA” shall mean a Marketing Authorization Application or similar application filed with the EMEA after completion of human clinical trials to obtain marketing approval for a Covered Product in the European Union.

1.19. “MHW” shall mean the Ministry of Health and Welfare in Japan and any successor agency.

1.20. “NDA” shall mean a New Drug Application to be filed with the FDA, or the equivalent thereof in other countries or regulatory jurisdictions.

1.21. “NEOTHERAPEUTICS Development Technology” shall mean all Inventions and Know-How first developed, reduced to practice or shown to have utility by one or more employees of NEOTHERAPEUTICS without the involvement of one or more employees of GPC in connection with the development of Covered Products, as well as any and all Patents covering the same.

1.22. “NEOTHERAPEUTICS Licensed Technology” shall mean the LICENSEE’S ONGOING INFORMATION, as such term is defined in the J-M License Agreement, as amended from time to time, as well as all Patents owned or controlled by, or licensed to, NEOTHERAPEUTICS, and all Know-How and Inventions developed, owned or controlled by, or licensed to, NEOTHERAPEUTICS, on or after the Effective Date, other than the J-M Licensed Technology, which, by objective standards, is necessary for or may be useful in the development, manufacture, use or sale of Licensed Products in the Field in the Territory, all to the extent that NEOTHERAPEUTICS has the right to license or otherwise make available such Patents, Know-How and Inventions to GPC hereunder. A list of all such Patents in existence on the Effective Date is included in Exhibit B attached hereto.

1.23. “Net Sales” shall have the meaning ascribed to the term “Net Sales Value” in the J-M License Agreement, as amended from time to time.

Notwithstanding the foregoing, in the event a Covered Product is sold in conjunction with another proprietary component so as to be a combination product (whether packaged together or in the same therapeutic formulation), Net Sales shall be calculated by multiplying the Net Sales of such combination product by a fraction, the numerator of which shall be the fair market value of the Covered Product as if sold separately (determined in accordance with generally accepted accounting principles), and the denominator of which shall be the aggregate fair market value of all the proprietary active components of such combination product, including the Covered Product, as if sold separately. In the event no such separate sales are made by GPC or its Affiliates, Net Sales of the combination product shall be calculated in a manner to be negotiated and agreed upon by the Parties, reasonably and in good faith, prior to any sale of such combination product, which shall be based upon the respective estimated commercial values of the proprietary active components of such combination product.

GPC’s or any of its Affiliate’s transfer of Covered Product to another Affiliate or a Sublicensee shall not result in any Net Sales, unless such Covered Product is consumed by such Affiliate or Sublicensee in the course of its commercial activities.

1.24. “1934 Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and all regulations promulgated pursuant thereto from time to time.

1.25. “Party” shall mean NEOTHERAPEUTICS or GPC and, when used in the plural, shall mean NEOTHERAPEUTICS and GPC.

1.26. “Patents” shall mean all letters patent and patent applications throughout the Territory, as well as any and all substitutions, extensions, renewals, continuations, continuations-in-part, divisions, patents-of-addition and/or reissues thereof.

1.27. “Person” shall mean any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or any agency or political subdivision thereof.

1.28. “Platinum Complexes” shall mean the platinum co-ordination compounds that are the subject of the J-M Patent Rights.

1.29. “Royalty Term” shall mean the period beginning on the Effective Date and ending on the date of the expiration of the last to expire Valid Claim, if any, included in the Joint Development Technology or NEOTHERAPEUTICS Development Technology that covers the manufacture or sale of Covered Products. If, at the time of expiration of the J-M Royalty Term, there are no Valid Claims included in the Joint Development Technology or NEOTHERAPEUTICS Development Technology covering the manufacture or sale of a Covered Product, then the Royalty Term with respect to such Covered Product shall expire on the expiration of the J-M Royalty Term.

1.30. “Satraplatin” shall mean the platinum complex bis(acetato)amminedichloro(cyclohexylamine)platinum(IV).

1.31. “Sublicensee” shall mean a Third Party to which GPC has sublicensed rights under the NEOTHERAPEUTICS Licensed Technology or J-M Licensed Technology for the commercialization of Covered Products.

1.32. “Sublicense Fees” shall mean all payments made to GPC from a Sublicensee that relate specifically to the sublicense of rights granted to GPC hereunder, excluding (i) payments made in consideration of research and development efforts undertaken by GPC, (ii) payments made to reimburse GPC for expenses previously incurred by GPC in connection with the development of Covered Products, (iii) payments made in consideration of the purchase of equity of GPC by a Sublicensee to the extent that such payments do not exceed the fair market value of such equity, (iv) payments made in consideration of the manufacture or supply of Covered Products by GPC to the extent that such payments do not exceed CPC’s costs of such manufacture and supply, (v) loans made to GPC or (vi) Sublicense Royalties.

1.33. “Sublicense Royalties” shall mean royalty payments made to GPC based on sales of Covered Products by a Sublicensee.

1.34. “Territory” shall mean the entire world.

1.35. “Third Party” shall mean any Person who or which is neither a Party nor an Affiliate of a Party.

1.36. “Valid Claim” shall mean (i) a pending claim in any patent application that has not been pending for more than five (5) years, which shall be treated as if such pending claim were issued in then-current form, or (ii) a claim of any issued letters patent that, in each case, has not been held invalid or unenforceable by final decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

2. REPRESENTATIONS AND WARRANTIES

2.1. Representations and Warranties of Both Parties. Each Party represents and warrants to the other Party that, as of the Effective Date:

(a) Such Party is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(b) Such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement; and

(c) This Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement, except as such enforceability may be affected by laws affecting creditors’ rights generally and general equitable principles. The execution, delivery and performance of this Agreement by such Party do not conflict with any agreement, instrument or understanding, oral or written, to which such Party is a party or by which such Party may be bound, or violate any law or regulation of any court, governmental body or administrative or other agency having authority over such Party. All consents, approvals and authorizations from all governmental authorities or other Third Parties required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement have been obtained.

2.2. Additional Representations and Warranties of NEOTHERAPEUTICS. NEOTHERAPEUTICS represents and warrants to GPC that, as of the Effective Date:

(a) NEOTHERAPEUTICS and/or its Affiliates are the owner of, or have exclusive rights to, all of the Patents included in the J-M Licensed Technology (except as expressly provided in the copy of the J-M License Agreement attached as Exhibit A) and the NEOTHERAPEUTICS Licensed Technology in existence on the Effective Date, and have the exclusive right to grant the licenses or sublicenses, as the case may be, therefor granted under this Agreement;

(b) All such Patents consist of either patent applications that have been filed and are pending and actively being prosecuted as of the Effective Date, or issued letters patent that are in full force and effect and have been maintained through the Effective Date;

(c) NEOTHERAPEUTICS is not aware of any asserted or unasserted claim or demand which it believes can be enforced by a Third Party against any such Patents;

(d) To the best of NEOTHERAPEUTICS’s knowledge and belief, the practice of such Patents and the exercise of the rights granted to GPC in Section 7 do not infringe upon or conflict with any patent, copyright or other proprietary right of any Third Party;

(e) NEOTHERAPEUTICS and/or its Affiliates have the right to grant the licenses or sublicenses, as the case may be, granted under this Agreement for all of the Know-How and Inventions included in the J-M Licensed Technology and NEOTHERAPEUTICS Licensed Technology in existence on the Effective Date;

(f) Such Know-How and Inventions were not obtained by NEOTHERAPEUTICS, and to the best of NEOTHERAPEUTICS’s knowledge and belief were not obtained by J-M, in violation of any contractual or fiduciary obligation to which NEOTHERAPEUTICS, J-M or any of their respective employees or staff members are or were bound, or by the misappropriation of the trade secrets of any Third Party;

(g) NEOTHERAPEUTICS has not entered into any agreement with any Third Party which is in conflict with the rights granted to GPC under to this Agreement, and the execution and performance of this Agreement by NEOTHERAPEUTICS do not and shall not violate any agreement or undertaking to which NEOTHERAPEUTICS is a party; and

(h) To the best of NEOTHERAPEUTICS’s knowledge and belief, all of the data and information that NEOTHERAPEUTICS has provided to GPC prior to the Effective Date relating to such Patents, Know-How and Inventions, and to Covered

Products in general, are reasonably accurate, and NEOTHERAPEUTICS has not omitted therefrom any material data or information in NEOTHERAPEUTICS’s possession or control reasonably in advance of the Effective Date concerning the same.

2.3. Representations and Warranties of GPC. GPC represents and warrants to NEOTHERAPEUTICS that, as of the Effective Date:

(a) Experience. GPC acknowledges that it can bear the economic risk of its investment in the NEOTHERAPEUTICS Shares. GPC has by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by NEOTHERAPEUTICS or any affiliate or selling agent of NEOTHERAPEUTICS, directly or indirectly, has the capacity to protect its own interests in connection with its purchase of the NEOTHERAPEUTICS Shares. GPC has the financial capacity to bear the risk of this investment.

(b) Purchase Entirely for Own Account. The NEOTHERAPEUTICS Shares will be acquired by GPC for investment for GPC’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and GPC has no present intention of selling, granting any participation in, or otherwise distributing the same. GPC does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the NEOTHERAPEUTICS Shares. GPC has not been formed for the specific purpose of acquiring solely the NEOTHERAPEUTICS Shares.

(c) Disclosure of Information. GPC has received and reviewed information about NEOTHERAPEUTICS, and in particular about the Patents, Know-How, Inventions and Covered Products, and has had an opportunity to discuss NEOTHERAPEUTICS’s business, management and financial affairs with its management and to review NEOTHERAPEUTICS’s facilities. GPC understands and acknowledges that such discussions, as well as any written information issued by NEOTHERAPEUTICS (i) were intended to describe the aspects of NEOTHERAPEUTICS’s business and prospects which NEOTHERAPEUTICS believes to be material, but were not necessarily an exhaustive description (except to the extent described in Section 2.2(h)), and (ii) may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause NEOTHERAPEUTICS’s actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements or the probability of achieving any of the results projected in any of such forward-looking statements. Nothing contained in this Section 2.3 shall limit in any respect NEOTHERAPEUTICS’s representations and warranties contained in this Agreement.

(d) Restricted Securities. GPC understands that the NEOTHERAPEUTICS Shares have not been, and will not, prior to issuance under Section 9.1(c), be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of GPC’s representations as expressed herein. GPC understands that the NEOTHERAPEUTICS Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, GPC must hold the NEOTHERAPEUTICS Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. GPC acknowledges that NEOTHERAPEUTICS has no obligation to register or qualify the NEOTHERAPEUTICS Shares for resale except as set forth in the Registration Rights Agreement to be entered into as provided in Section 9.1(c). GPC further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the NEOTHERAPEUTICS Shares, and on requirements relating to NEOTHERAPEUTICS which are outside of GPC’s control, and which NEOTHERAPEUTICS is under no obligation and may not be able to satisfy. GPC acknowledges that NEOTHERAPEUTICS will make a notation on its stock books regarding the restrictions on transfers set forth in this Section 2.3 and will transfer securities on the books of NEOTHERAPEUTICS only to the extent not inconsistent therewith.

(e) Residence. The office or offices of GPC in which its investment decision was made is located at the address or addresses of GPC set forth in the preamble.

(f) Further Restrictions on Disposition. GPC agrees not to make any disposition of all or any portion of the NEOTHERAPEUTICS Shares unless and until: (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with such registration statement; or (b) (i) GPC shall have notified NEOTHERAPEUTICS of the proposed disposition and shall have furnished NEOTHERAPEUTICS with a statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by NEOTHERAPEUTICS, GPC shall have furnished NEOTHERAPEUTICS with an opinion of counsel, reasonably acceptable to NEOTHERAPEUTICS, that such disposition will not require registration under the Securities Act.

(g) Legends. GPC understands that the NEOTHERAPEUTICS Shares, and any securities issued in respect of or exchange for the NEOTHERAPEUTICS Shares, may bear one or all of the following legends until they are no longer required by law or the provisions of this Agreement:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) PURSUANT TO AN EXEMPTION FROM REGISTRATION CONTAINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO A REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. NO HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY BE CONDUCTED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.”

Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

The legend set forth above shall be removed by NEOTHERAPEUTICS from any certificate evidencing NEOTHERAPEUTICS Shares upon transfer of such NEOTHERAPEUTICS Shares in compliance with Rule 144(k) under the Securities Act or upon delivery to NEOTHERAPEUTICS of an opinion, in form and substance and by counsel reasonably satisfactory to NEOTHERAPEUTICS, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the securities were issued.

(h) Foreign Investors. GPC hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the NEOTHERAPEUTICS Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the NEOTHERAPEUTICS Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the NEOTHERAPEUTICS Shares. GPC’s subscription and payment for and continued beneficial ownership of the NEOTHERAPEUTICS Shares, will not violate any applicable securities or other laws of GPC’s jurisdiction and will not require NEOTHERAPEUTICS to obtain any permit, make any filing or take any other action in such jurisdiction.

(i) Offshore Transaction.

(i) GPC is not organized under the laws of or is not a citizen or resident of the United States and was not formed for the purpose of investing in Regulation S securities, does not have any of its securities registered under the Exchange Act, and is not owned by U.S. Persons as defined in Regulation S and herein.

(ii) At the time the buy order to purchase the NEOTHERAPEUTICS Shares was originated, GPC was outside the United States.

(iii) All subsequent offers and sales of the NEOTHERAPEUTICS Shares shall be made in compliance with Regulation S, pursuant to registration of the securities under the Securities Act or pursuant to an exemption from such registration.

(iv) GPC agrees that from the date hereof until after one year after the issuance of the NEOTHERAPEUTICS Shares hereunder (the “Restrictive Period”), GPC agrees, upon any offer, sale, or transfer of the NEOTHERAPEUTICS Shares (including any interests therein), GPC, or any successor, or any Professional under its direction (as defined below) (except for sales of any NEOTHERAPEUTICS Shares registered under the Securities Act or otherwise exempt from such registration) (i) will not sell to a U.S. Person or to an account of or for the benefit of a U.S. Person or to anyone believed to be a U.S. Person; (ii) will not engage in any efforts to sell the NEOTHERAPEUTICS Shares in the United States; (iii) will, at the time the buy order or transfer is originated, believe the buyer or transferee is outside the United States; (iv) will send to any transferee who is a Professional, whether acting as agent or principal, a confirmation or other notice stating that the Professional is subject to the same restrictions on transfer to U.S. Persons or for the account of or benefit of U.S. Persons during the Restrictive Period as provided herein; and (v) will not in connection with the common stock of NEOTHERAPEUTICS engage in the United States in any short selling, option writing, equity swaps, or other types of hedging transactions or derivative transactions. NEOTHERAPEUTICS will not honor or register and will not be obligated to honor or register any transfer in violation of these provisions.

(v) For purpose hereof, in general, a “U.S. Person” means any natural person, resident of the United States; any partnership or corporation organized or incorporated under the laws of the United States or any state or territory thereof; any estate of which any executor or administrator is a U.S. Person; any trust of which any trustee is a U.S. Person; any agency or branch of a foreign entity located in the United States; any nondiscretionary account or similar account, other than estate or trust, held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and any partnership or corporation if organized or incorporated under the laws of any foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities and not registered under the Securities Act unless it is organized and incorporated and owned by “accredited investors,” as defined under Rule 501(a) under the Securities Act, who are not natural persons, estates or trusts. “U.S. Person” is further defined in Rule 902(o) under the Securities Act.

(vi) A “Professional” is a “distributor” as defined in Rule 902(c) under the Securities Act (generally any underwriter, or other person, who participates, pursuant to a contractual arrangement, in the distribution of the Shares); a dealer as defined in Section 2(12) of the Exchange Act (encompassing those who engage in the business of trading or dealing in securities as agent, broker, or principal); or a person receiving a selling concession, fee, or other remuneration in respect of the sale of the Shares sold.

2.4. Definition of “Knowledge.” As used in this Section 2, the phrases “to the best of” a Party’s “knowledge and belief,” “known to” or similar phrases are intended to indicate that no information has come to the attention of senior management of the Party making the particular representation which would give such person actual knowledge of the existence or absence of such facts.

3. J-M LICENSE AGREEMENT

3.1. Representations and Warranties of NEOTHERAPEUTICS. NEOTHERAPEUTICS represents and warrants to GPC that, as of the Effective Date:

(a) The J-M License Agreement is in full force and effect and has not been modified or amended, except that no representation or warranty is made with respect to J-M or matters solely within the control or direction of J-M that are not known to NEOTHERAPEUTICS;

(b) To the best of NEOTHERAPEUTICS’s knowledge and belief, neither J-M nor NEOTHERAPEUTICS is in default with respect to a material obligation under, and neither such party has claimed or has grounds upon which to claim that the other party is in default with respect to a material obligation under, the J-M License Agreement;

(c) To the best of NEOTHERAPEUTICS’s knowledge and belief, the rights that J-M has licensed to NEOTHERAPEUTICS pursuant to the J-M License Agreement were not and are not subject to any restrictions or limitations except as set forth in the copy of the J-M License Agreement attached as Exhibit A; and

(d) NEOTHERAPEUTICS has not waived or allowed to lapse any of its rights under the J-M License Agreement, and no such rights have lapsed or otherwise expired or been terminated.

3.2. NEOTHERAPEUTICS Obligations. NEOTHERAPEUTICS agrees that during the term of this Agreement:

(a) NEOTHERAPEUTICS will use commercially reasonable efforts to fulfill its obligations under the J-M License Agreement to the extent such obligations have not been delegated to GPC and to the extent that failure to do so would adversely affect GPC or its rights hereunder;

(b) NEOTHERAPEUTICS shall not enter into any subsequent agreement with J-M that modifies or amends the J-M License Agreement in any way that could potentially adversely affect GPC’s rights or economic interest under this Agreement without GPC’s prior written consent, and shall provide GPC with a copy of all modifications to or amendments of the J-M License Agreement, regardless of whether GPC’s consent was required with respect thereto; provided that, NEOTHERAPEUTICS may redact confidential portions of any such modifications and amendments, but only to the extent that any such redactions do not impair GPC’s ability to take full advantage of its rights and benefits under this Agreement;

(c) NEOTHERAPEUTICS shall not terminate the J-M License Agreement in whole or in part, directly or indirectly, without GPC’s prior written consent;

(d) NEOTHERAPEUTICS shall promptly furnish GPC with copies of all reports and other communications NEOTHERAPEUTICS receives from J-M that relate to the subject matter of this Agreement;

(e) NEOTHERAPEUTICS shall promptly furnish GPC with copies of all reports and other communications that NEOTHERAPEUTICS furnishes to J-M that relate to the subject of this Agreement, and to the extent any such reports or communications relate to the efforts of GPC under this Agreement, NEOTHERAPEUTICS shall give GPC a reasonable opportunity to review and comment upon such reports or communications before they are transmitted to J-M;

(f) NEOTHERAPEUTICS shall furnish GPC with copies of all notices received by NEOTHERAPEUTICS relating to any alleged breach or default by NEOTHERAPEUTICS under the J-M License Agreement within three (3) business days after NEOTHERAPEUTICS’s receipt thereof and, if NEOTHERAPEUTICS cannot or chooses not to cure or otherwise resolve any such alleged breach or default, NEOTHERAPEUTICS shall so notify GPC within five (5) days thereafter and allow GPC, in GPC’s sole discretion, to cure or otherwise resolve any such alleged breach or default; and

(g) NEOTHERAPEUTICS, acting as an intermediary between J-M and GPC, shall allow GPC to enjoy the direct benefit of all of NEOTHERAPEUTICS’s affirmative rights, to the extent they relate to the J-M Licensed Technology.

4. JOINT DEVELOPMENT COMMITTEE

4.1. Members. The Parties shall establish a Joint Development Committee (the “Joint Development Committee”), which shall comprise three (3) representatives designated by each Party (or such other number as the Parties may agree in writing). The initial members of the Joint Development Committee are set forth on Exhibit C. Any Member of the Joint Development Committee may be represented at any meeting by a designee who is appointed by such member for such meeting and who has authority to act on behalf of such member, as evidenced by written notice from such Member to the chairperson of the Joint Development Committee. The chairperson of the Joint Development Committee shall be one of the representatives designated by GPC. The initial chairperson is designated on Exhibit C. Each Party shall be free to replace its representative members with new appointees who have authority to act on behalf of such Party on the Joint Development Committee, on written notice to the other Party.

4.2. Responsibilities. The Joint Development Committee shall be responsible for planning, overseeing and directing the development and commercialization of, and regulatory filings relating to, Covered Products.

4.3. Meetings. The Joint Development Committee shall meet quarterly until the achievement of the first milestone described in Section 9.2 and, thereafter, as frequently as the Parties deem appropriate, on such dates and at such times as the Parties shall agree, on ten (10) days’ written notice to the other Party unless such notice is waived by the other Party. The Joint Development Committee may convene or be polled or consulted from time to time by means of telecommunications, video conferences or correspondence, as deemed necessary or appropriate by the Parties. To the extent that meetings are held in person, they shall alternate between the offices of the Parties unless the Parties otherwise agree. The chairperson shall be responsible for sending notices of meetings to all members.

4.4. Decisions.

(a) A quorum for a meeting of the Joint Development Committee shall require the presence of at least one NEOTHERAPEUTICS member (or designee) and at least one GPC member (or designee) in person or by telephone. All decisions made or actions taken by the Joint Development Committee shall be made unanimously by its members, with the NEOTHERAPEUTICS members cumulatively having one vote and the GPC members cumulatively having one vote.

(b) In the event that unanimity cannot be reached by the Joint Development Committee with respect to a matter that is a subject of its decision-making authority within thirty (30) days after the matter is first brought before the Joint Development Committee, then the matter shall be decided by the chairperson of the Joint Development Committee in good faith.

4.5. Minutes. Within fifteen (15) days after each Joint Development Committee meeting, GPC shall prepare and distribute minutes of the meeting, which shall provide a description in reasonable detail of the discussions had at the meeting and a list of any actions, decisions or determinations approved by the Joint Development Committee at such meeting. GPC shall be responsible for circulation of all draft and final minutes. Draft minutes shall be circulated to all members of the Joint Development Committee sufficiently in advance of the next meeting to allow review and comment prior to the meeting. Minutes shall be approved or disapproved, and revised as necessary, at the next meeting. Final minutes shall be distributed to the members of the Joint Development Committee.

4.6. Term. The Joint Development Committee shall exist until the expiration of the Royalty Term for all Covered Products.

4.7. Expenses. Each Party shall be responsible for all travel and related costs for its representatives to attend meetings of, and otherwise participate on, the Joint Development Committee.

4.8. Additional Studies. NEOTHERAPEUTICS reserves the right, subject to the approval and oversight of the Joint Development Committee, which approval will not be unreasonably withheld, to propose additional studies of Satraplatin at its own expense.

5. CO-PROMOTION. In the event GPC determines to directly market Covered Products in the United States itself rather than licensing such Covered Products to a Third Party for commercialization, GPC shall notify NEOTHERAPEUTICS in writing reasonably in advance of the commencement of commercialization of any such Covered Product. If, within ten (10) days after receipt of such notice from GPC, NEOTHERAPEUTICS indicates in writing to GPC that it desires to co-promote such Covered Product with GPC, the Parties shall negotiate in good faith the terms of such co-promotion of such Covered Product. If GPC proposes to enter into an agreement with a Third Party that includes a grant of rights to such Third Party to market a Covered Product in the United States, GPC shall use commercially reasonable efforts to obtain co-promotion rights in the United States with such Third Party that include NEOTHERAPEUTICS.

6. OWNERSHIP; PATENT PROTECTION

6.1. Ownership of GPC Development Technology. Except as otherwise provided in this Agreement, the entire right, title and interest in and to all GPC Development Technology shall be owned solely by GPC, and all decisions regarding the protection of GPC Development Technology shall remain with GPC.

6.2. Ownership of J-M Licensed Technology, NEOTHERAPEUTICS Licensed Technology, NEOTHERAPEUTICS Development Technology. Except as otherwise provided in this Agreement, the entire right, title and interest in and to all NEOTHERAPEUTICS Licensed Technology and NEOTHERAPEUTICS Development Technology and, as between the Parties, J-M Licensed Technology shall be owned solely by NEOTHERAPEUTICS, and, except as otherwise set forth in this Agreement or the J-M License Agreement, all decisions regarding the protection of J-M Licensed Technology, NEOTHERAPEUTICS Licensed Technology and NEOTHERAPEUTICS Development Technology shall remain with NEOTHERAPEUTICS.

6.3. Ownership of Joint Development Technology. GPC and NEOTHERAPEUTICS shall jointly own all rights, title and interests in Joint Development Technology.

6.4. Patent Filing, Prosecution and Maintenance.

(a) Reasonably promptly after the Effective Date the Joint Development Committee, in consultation with the Parties’ respective patent counsel, shall agree upon a patent filing policy with respect to the NEOTHERAPEUTICS Licensed Technology, the Joint Development Technology and the NEOTHERAPEUTICS Development Technology. In addition, from time to time, the Joint Development Committee shall determine, in accordance with such policy, whether and in what jurisdictions patent applications should be filed with respect to any Know-How or Inventions included in the NEOTHERAPEUTICS Licensed Technology, the Joint Development Technology and the NEOTHERAPEUTICS Development Technology.

(b) Following a determination by the Joint Development Committee that a patent application should be filed with respect to any Know-How or Inventions included in the NEOTHERAPEUTICS Licensed Technology, NEOTHERAPEUTICS, through outside patent counsel (including, without limitation, foreign patent counsel and agents) reasonably acceptable to GPC, shall promptly file a patent application with respect thereto in the jurisdiction(s) selected by the Joint Development Committee, and thereafter NEOTHERAPEUTICS shall prosecute such application and maintain any letters patent issuing therefrom. NEOTHERAPEUTICS shall take all such actions in consultation with GPC and its patent counsel and shall keep GPC apprised as to the status of all pending patent applications. The out-of-pocket costs of filing, prosecuting and maintaining any Patents actually incurred by NEOTHERAPEUTICS under this Section 6.3(b) shall be reimbursed by GPC. NEOTHERAPEUTICS shall invoice GPC for such costs on a quarterly basis. Such invoices shall be payable forty-five (45) days after receipt thereof. If the Joint Development Committee determines to not have a patent application filed with respect to any Know-How or Inventions included in the NEOTHERAPEUTICS Licensed Technology, NEOTHERAPEUTICS may, notwithstanding anything else contained herein, file, prosecute and maintain a patent application and any letters patent issuing therefrom at its own expense.

(c) The preparation, filing, prosecuting and maintenance of Patents included in the J-M Licensed Technology shall be accomplished as provided in the J-M License Agreement, subject to the provisions of this Agreement. Furthermore, the Parties’ respective rights and obligations under this Section shall be subject, in all events, to any superior rights of J-M under the J-M License Agreement regarding the J-M Licensed Technology.

(d) If J-M elects to abandon the prosecution or maintenance of any J-M Patent Right in any country pursuant to Section 1 of Article VII of the J-M License Agreement and NEOTHERAPEUTICS elects not to assume the prosecution or maintenance of such J-M Patent Right, NEOTHERAPEUTICS shall so notify GPC. If GPC notifies NEOTHERAPEUTICS that GPC wishes to assume the prosecution or maintenance of such J-M Patent Right, NEOTHERAPEUTICS shall exercise its right to assume such prosecution or maintenance on behalf of GPC, and NEOTHERAPEUTICS shall assign its rights to such J-M Patent Right in such country to GPC.

6.5. Termination of Support by GPC. GPC shall have the right to terminate its obligations, if any, under this Agreement in any country with respect to any Patent included in the NEOTHERAPEUTICS Licensed Technology, from time to time, upon notice to NEOTHERAPEUTICS; provided, however, that no such notice shall be effective with respect to any such Patent if it is given fewer than sixty (60) days prior to a deadline for taking any action that must be taken in order to preserve the owner’s rights in such Patent. Upon the delivery of any such effective notice, GPC’s rights, licenses and obligations under this Agreement with respect to such Patent shall terminate in any such country, except those obligations that shall have accrued prior to the delivery of such notice.

7. GRANT OF LICENSES

7.1. Exclusive Sublicense Grant. NEOTHERAPEUTICS hereby grants GPC an exclusive royalty-bearing right and sublicense in the Field throughout the Territory, with the right to grant further sublicenses in accordance with the terms of this Agreement, under the J-M Licensed Technology to research, develop, make, have made, use, sell, offer for sale, have sold, import and export Covered Products.

7.2. Exclusive License Grant. NEOTHERAPEUTICS hereby grants to GPC an exclusive royalty-bearing right and license in the Field throughout the Territory, with the right to grant sublicenses in accordance with the terms of this Agreement, under the NEOTHERAPEUTICS Licensed Technology, the NEOTHERAPEUTICS Development Technology and NEOTHERAPEUTICS’s interest in the Joint Development Technology to research, develop, make, have made, use, sell, offer for sale, have sold, import and export Covered Products.

7.3. Scope of Exclusivity. The licenses granted to GPC pursuant to Sections 7.1 and 7.2 shall be exclusive even as to NEOTHERAPEUTICS, except to the extent necessary for NEOTHERAPEUTICS to perform its obligations under this Agreement.

7.4. Provisions Regarding Sublicenses. Any sublicense by GPC of the rights granted to GPC hereunder shall be consistent with the terms of this Agreement and shall include an obligation for the Sublicensee to comply with the applicable obligations of GPC set forth in this Agreement. GPC shall provide to NEOTHERAPEUTICS a copy of any sublicense agreement of the rights granted herein with any Third Party promptly after entering into such sublicense; provided that, GPC may redact confidential portions of any such sublicense agreement, but only to the extent that any such redactions do not impair NEOTHERAPEUTICS’ ability to ensure compliance with the provisions of this Agreement.

7.5. Transfer of Information. Promptly following the Effective Date, NEOTHERAPEUTICS shall coordinate with the Joint Development Committee and provide copies of and access to all of LICENSOR’S INFORMATION, LICENSOR’S ONGOING INFORMATION and all other information relating to the J-M Patent Rights in its possession. Thereafter, NEOTHERAPEUTICS will continue to provide such information, as well as NEOTHERAPEUTICS Development Technology, to GPC as it becomes available to or is conceived by NEOTHERAPEUTICS as soon as practicable after it becomes available to or is conceived by NEOTHERAPEUTICS.

8. DEVELOPMENT AND COMMERCIALIZATION

8.1. Development Efforts by GPC. GPC shall, either itself or through its Affiliates or Sublicensees:

(a) at its own expense, or at the expense of its Affiliates or Sublicensees, diligently conduct the development of Covered Products within the Field using Platinum Complexes. GPC shall exercise in the performance of such development commercially reasonable technical skill and competence;

(b) use its commercially reasonable endeavors to obtain appropriate regulatory approvals for Covered Products in the United States or any of the countries currently comprising the European Union and Japan and to promote the distribution and sale of Covered Products in the Field in such countries where such regulatory approval is obtained;

(c) ensure that all literature prepared by GPC and relating to Covered Products bears an acknowledgement to the effect that they are subject to a license from J-M and NEOTHERAPEUTICS, and all protocols prepared by GPC and relating to Covered Products bears an acknowledgement to the effect that they are subject to a license from NEOTHERAPEUTICS and attach to all Covered Products a label quoting relevant patent numbers and stating that such Covered Products are made under license under J-M and NEOTHERAPEUTICS; and

(d) advise NEOTHERAPEUTICS promptly of all approvals granted with respect to Covered Product.

8.2. Delegation of IND Authority; Right to Reference. NEOTHERAPEUTICS acknowledges that a Phase II clinical trial of Satraplatin has been conducted pursuant to an Investigational New Drug Application Number 44,615 filed with the FDA (the “Filed IND”).

Promptly after the Effective Date, NEOTHERAPEUTICS shall prepare for filing with the FDA all documents necessary to designate and delegate to GPC all exclusive (even as to NEOTHERAPEUTICS) authority to take actions and receive all communications from the FDA with respect to the Filed IND and shall file such documents with the FDA following GPC’s review and approval of such documents. NEOTHERAPEUTICS shall not take any action to revoke or limit the delegation described in the preceding sentence. In addition, in the event that the FDA, for any reason, fails to recognize and give full effect to the delegation described in this Section, NEOTHERAPEUTICS shall not take any action with respect to the Filed IND or the clinical trials conducted pursuant to the Filed IND without the prior approval of the Joint Development Committee. In addition to the foregoing, NEOTHERAPEUTICS hereby grants to GPC an irrevocable right to reference the Filed IND and all other regulatory submissions, approvals, clearances, data and other documents and information related to the Filed IND that NEOTHERAPEUTICS has filed or referenced with the FDA. Promptly after the Effective Date, the Parties shall begin planning and coordinating the transfer to the Joint Development Committee of all responsibilities regarding clinical trials conducted pursuant to the Filed IND. GPC shall promptly provide to NEOTHERAPEUTICS copies of all correspondence related to Covered Products delivered to or received from the FDA.

8.3. Ownership of Regulatory Filings. Except for the Filed IND, all INDs, NDAs and other regulatory filings made or filed by GPC with respect to any Covered Products shall be in the name of, and be owned solely by, GPC.

8.4. Reporting. (a) GPC shall promptly notify NEOTHERAPEUTICS concerning any happening or circumstance that GPC understands will result in NEOTHERAPEUTICS’s loss of any of its rights under the J-M License Agreement, and GPC shall reasonably cooperate with NEOTHERAPEUTICS to prevent any such loss.

(b) Following any acquisition of or by NEOTHERAPEUTICS (whether through merger, consolidation, acquisition (directly or indirectly) of stock representing thirty percent (30%) or more of the outstanding voting stock or other of its equity securities, sale of all or substantially all of its assets, or otherwise) by or of any Third Party that is a substantial competitor of GPC, as determined by objective standards (which shall include, but not be limited to, a determination as to whether such Third Party is developing or marketing a drug of the same chemical class as the Covered Product or whether such Third Party is developing or marketing a drug targeted to the same tumor type as a any product under development or being marketing by GPC), GPC shall not be required to include in any report furnished by GPC pursuant to this Agreement, or provide to any representative of NEOTHERAPEUTICS (or any successor thereto), any information that GPC, acting in good faith, determines to be competitively sensitive or enabling information, unless such information is required for compliance with the obligations to J-M under the J-M License Agreement, in which event NEOTHERAPEUTICS or its successor, as the case may be, and J-M (if it shall receive such information) shall execute a nondisclosure agreement, satisfactory to GPC in form and substance, concerning all such information.

8.5. Trademarks. GPC shall market the Covered Products throughout the Territory under trademarks (collectively, the “Trademarks”) selected by GPC. GPC shall own all right,

title and interest in and to such Trademarks and shall bear all costs and expenses of registering, and maintaining the registration of, same.

9. MONETARY OBLIGATIONS

9.1. License Fee. In partial consideration of the rights and licenses granted to GPC under this Agreement, GPC shall pay to NEOTHERAPEUTICS the following license fees at the times indicated below:

(a) Within ten (10) days after the execution of this Agreement, or such later date as the First Amendment to the J-M License Agreement shall have been amended to (x) delete all references in the J-M License Agreement to the form sub-license agreement attached as Exhibit 1 to the J-M License Agreement and (y) change the references in Section (7) of the First Amendment to Paragraph 1 of Article IX in lieu of the references to Paragraph 6 of Article VII, GPC shall pay NEOTHERAPEUTICS a non-refundable, non-creditable, one-time license fee in the amount of US$2,000,000 in cash.

(b) Within thirty (30) days of the first dosing of the first patient in the first Phase III or registrational clinical trial of Satraplatin after the Effective Date (such date of dosing, the “Dosing Date”), GPC shall pay NEOTHERAPEUTICS a non-refundable, non-creditable, one time license fee in the amount of $2,000,000, $1,000,000 of which fee shall be payable in cash and $1,000,000 of which fee shall be payable through the purchase by GPC, for an aggregate payment of $1,000,000, of a number of shares of common stock, par value $.001 per share, of NEOTHERAPEUTICS equal to the lesser of (i) the quotient obtained by dividing (x) $1,000,000 by (y) one hundred and fifty percent (150%) of the average closing sale price of the NEOTHERAPEUTICS common stock, as reported by the Nasdaq quotation system for the twenty (20) consecutive trading days ending on the third trading day before the Dosing Date, or (ii) 19.9% of the number of shares of NEOTHERAPEUTICS common stock outstanding as of the Effective Date, or such other number of shares as Nasdaq may specify as the highest number of shares of common stock that NEOTHERAPEUTICS may issue hereunder without first obtaining stockholder approval (the “NEOTHERAPEUTICS Shares”); provided that, if the number of NEOTHERAPEUTIC Shares to be issued pursuant to this Section is determined pursuant to clause (ii) above, then, until GPC has purchased the number of shares of NEOTHERAPEUTICS common stock determined pursuant to clause (i) above and subject to NEOTHERAPEUTICS ability to issue additional shares without first obtaining stockholder approval pursuant to Nasdaq regulations, all milestone payments owed by GPC to NEOTHERAPEUTICS pursuant to Section 9.2 below shall be used to purchase additional shares of NEOTHERAPEUTICS common stock at the price determined as of the date of the achievement of the applicable milestone in accordance with the formula set in clause (i)(y) above, and such additional shares shall be considered to be NEOTHERAPEUTICS Shares hereunder. Concurrently with the first issuance of the NEOTHERAPEUTICS Shares, the Parties shall execute a Registration Rights Agreement in the form attached hereto as Exhibit D. GPC agrees that it shall be a condition of the issuance of the NEOTHERAPEUTICS Shares that GPC make the representations set forth in Section 2.3 as of the date of issuance of the NEOTHERAPEUTICS Shares. GPC represents that it has not engaged in any short selling, option writing, equity swaps, or other types of hedging transactions or derivative transactions with respect to the common stock of NEOTHERAPEUTICS, and GPC further agrees that it will not engage in any such transaction with respect to the common stock of NEOTHERAPEUTICS at any time during the period commencing on the Effective Date and ending one year after the issuance of the NEOTHERAPEUTICS Shares.

9.2. Development Milestone Payments by GPC. (a) In partial consideration of the rights and licenses granted to GPC by NEOTHERAPEUTICS under this Agreement, GPC shall pay NEOTHERAPEUTICS the following milestone payments upon the first occurrence of each event set forth below achieved by GPC or its Affiliates:

(i) US$*** upon acceptance by the FDA of an NDA covering Satraplatin;

(ii) US$*** upon acceptance by the EMEA in the European Union of an application for marketing clearance covering Satraplatin;

(iii) US$*** upon FDA approval of Satraplatin for commercial sale for a first indication;

(iv) US$*** upon approval by the EMEA in the European Union of Satraplatin for commercial sale for a first indication;

(v) US$*** upon first approval by the MHW in Japan of Satraplatin for commercial sale;

(vi) US$*** upon FDA approval of Satraplatin for commercial sale for a second indication; and

(vii) US$***upon approval by the EMEA in the European Union of Satraplatin for commercial sale for a second indication.

Each of the foregoing payments shall be made within thirty (30) days after achievement of such milestone. For the avoidance of doubt, after GPC has made any of the foregoing payments with respect to any one Covered Product, GPC shall have no further obligation to make such payment with respect to any other Covered Product. As used in this Section 9.2, “approval” shall mean approval by the FDA, the EMEA or the MHW of a NDA, MAA or other application for regulatory approval to market and sell a Covered Product in the United States, the European Union or Japan, and with respect to the European Union shall also include any government pricing or reimbursement approval necessary to market or sell such Covered Product in the European Union.

9.3. Royalties. (a) Subject to Section 9.3(b), in partial consideration of the rights and licenses granted to GPC under this Agreement, GPC shall pay NEOTHERAPEUTICS a royalty on Net Sales of each Covered Product, commencing on the First Commercial Sale of each Covered Product by GPC or its Affiliates in each country in the Territory, in an amount equal to the applicable percentage of the world-wide Net Sales of such Covered Product by GPC and its

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Affiliates throughout the Territory during each calendar year (or portion thereof) during the term of this Agreement:

(i) ***% on worldwide annual Net Sales up to $***

(ii) ***% on worldwide annual Net Sales between $*** and $***

(iii) ***% on worldwide annual Net Sales above $***.

Such incremental amounts shall be reduced on a Covered Product by Covered Product and country by country basis upon the expiration of the J-M Royalty Term and for the remainder of the Royalty Term by a percentage of Net Sales equal to *** of the percentage of Net Sales that NEOTHERAPEUTICS had paid to J-M with respect to sales of such Covered Product immediately prior to the expiration of the J-M Royalty Term and shall be reduced pro rated accordingly with respect to any partial calendar year during the term of this Agreement.

(b) Notwithstanding the foregoing, GPC’s obligation to make payments with respect to each Covered Product in each country in the Territory under Sections 9.3 and 9.4 shall expire upon the expiration of the Royalty Term with respect to such Covered Product in such country.

(c) The obligation to pay royalties to NEOTHERAPEUTICS under this Section 9.3 is imposed only once with respect to the same unit of a Covered Product, regardless of the number of Patents pertaining thereto.

9.4. Sublicense Income.

(a) Subject to Section 9.3(b), GPC shall pay NEOTHERAPEUTICS (i) *** (***%) of all Sublicense Fees and (ii) *** (***%) of all Sublicense Royalties received by GPC, provided that, until the expiration of the J-M Royalty Term, the payments made by GPC to NEOTHERAPEUTICS under clause (ii) shall in any event not be ***%) of Net Sales of Covered Products by Sublicensees.

(b) Notwithstanding anything else contained herein, upon receipt by GPC of any payment from a Sublicensee upon the achievement of any applicable milestone (a “Sublicensee Milestone”), (i) if the Sublicensee Milestone is also a milestone described in Section 9.2, GPC shall make the applicable milestone payment under Section 9.2 to NEOTHERAPEUTICS and (ii) the payment received by GPC from such Sublicensee shall be treated as a Sublicense Fee and subject to Section 9.4(a), provided that GPC may deduct any payment made pursuant to clause (i) and all other payments previously made by GPC pursuant to Section 9.2 (to the extent not previously deducted pursuant to this clause) from such Sublicense Fee before calculating the percentage owed to NEOTHERAPEUTICS pursuant to Section 9.4(a) in determining GPC’s obligation under such Section. As an example, if GPC received US$*** from a Sublicensee upon approval by the EMEA in the European Union of Satraplatin for commercial sale for a first indication, GPC would pay NEOTHERAPEUTICS US$*** pursuant to Section 9.2, and US$*** pursuant to Section 9.4(a) (***% of US$*** (US$*** less US$*** paid pursuant to Section 9.2)), for an aggregate payment of US$***.

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9.5. Third Party Payments. (a) GPC, at its sole expense, shall pay all amounts owing to any Third Party to obtain rights to any Valid Claims of any issued patent or patent application issued to Third Parties determined by the Joint Development Committee to be necessary for GPC’s exercise of its rights hereunder to research, develop, make, have made, use, sell, offer for sale, have sold, import or export any Covered Product (collectively, “Third Party Payments”). Except as provided in Section 9.5(b), GPC shall not be entitled to any credit under this Agreement on account of any Third Party Payments paid by GPC.

(b) GPC shall be entitled, on a country by country basis, to credit against payments due to NEOTHERAPEUTICS under this Agreement an amount equal to the Third Party Payments paid by GPC; provided, however, that the application of such credit shall not, prior to the expiration of the J-M Royalty Term, reduce the amounts payable by GPC under this Agreement with respect to any given calendar quarter to less than a percentage of Net Sales equal to *** (***%) above the royalties on Net Sales owed by NEOTHERAPEUTICS to J-M under the J-M License Agreement and, thereafter, such credit shall not reduce the amount payable by GPC under this Agreement by more than *** (***%). Notwithstanding the foregoing, if GPC is required to pay an award of damages or a settlement amount in the form of a reasonable royalty based on sales during any period of previous infringement (as opposed to the on-going payment of a running royalty), then such payment shall be allocated to the several calendar quarters during such period of infringement, and the limits set forth in the previous sentence shall apply to each portion of such payment allocated to a specific quarter and not to such payment as a whole.

9.6. Payments under J-M License. Notwithstanding anything else contained herein, NEOTHERAPEUTICS shall remain solely responsible to J-M for all payments due to J-M under the J-M License.

9.7. Reimbursement of NEOTHERAPEUTICS Development Expenses. Within thirty (30) days of receipt of invoices from NEOTHERAPEUTICS, which invoices shall be delivered by NEOTHERAPEUTICS no more frequently than quarterly, GPC shall reimburse NEOTHERAPEUTICS for all costs and expenses (including full reimbursement for NEOTHERAPEUTICS personnel) incurred by NEOTHERAPEUTICS in the development of Covered Products as approved in advance by the Joint Development Committee.

10. PAYMENTS AND REPORTS

10.1. Payment. Except as otherwise provided in this Agreement, all royalty and other payments due hereunder shall be paid quarterly within thirty (30) days after the end of each calendar quarter. Each such payment shall be accompanied by a statement, Covered Product-by-Covered Product and country-by-country, of the amount of Net Sales during such quarter, the amount of royalties due on such Net Sales, the amount of Sublicense Fees and Sublicense Royalties during such quarter and the amount owed to NEOTHERAPEUTICS on account of such Sublicense Fees and Sublicense Royalties.

10.2. Mode of Payment. GPC shall make all payments required under this Agreement as directed by NEOTHERAPEUTICS from time to time, in U.S. Dollars (except as provided in Section 10.6). All royalties due hereunder shall first be determined in the currency of the country

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in which the Covered Products in question were sold and then converted into equivalent U.S. funds. The exchange rate for such conversion shall be that rate quoted in The Wall Street Journal on the last business day of the applicable reporting period.

10.3. Records Retention. GPC and its Affiliates shall keep complete and accurate records pertaining to the sale of Covered Products in the Territory in accordance with the obligations therefor set forth in the J-M License Agreement.

10.4. Audit Request. At the request and expense (except as provided below) of NEOTHERAPEUTICS, GPC and its Affiliates shall permit an independent, certified public accountant appointed by NEOTHERAPEUTICS and reasonably acceptable to GPC, at reasonable times and upon reasonable notice, to examine no more than once per year those records and all other material documents relating to or relevant to Net Sales in the possession or control of GPC and its Affiliates, for a period of three years after such royalties have accrued. The results of any such examination shall be made available to both Parties. If, as a result of any inspection of the books and records of GPC or its Affiliates, it is shown that GPC’s royalty payments under this Agreement were less than the amount which should have been paid, then GPC shall make all payments required to eliminate any discrepancy revealed by said inspection within forty-five (45) days after NEOTHERAPEUTICS’s demand therefor. Furthermore, if the aggregate royalty payments GPC made were less than ninety five (95%) of the amount which should have been paid made during the period in question, GPC shall also reimburse NEOTHERAPEUTICS for the reasonable out-of-pocket cost of such inspection and shall pay interest on the deficiency pursuant to Section 10.7.

10.5. Taxes. In the event that GPC is required to withhold any tax to the tax or revenue authorities in any country in the Territory in connection with any payment to NEOTHERAPEUTICS due to the laws of such country which payment is credited to NEOTHERAPEUTICS’s tax liability, such amount shall be deducted from the royalty or other payment to be made by GPC, and GPC shall notify NEOTHERAPEUTICS and promptly furnish NEOTHERAPEUTICS with copies of any tax certificate or other documentation evidencing such withholding. Each Party agrees to cooperate with the other Party in claiming exemptions from such deductions or withholdings under any agreement or treaty from time to time in effect.

10.6. Blocked Currency. If at any time legal restrictions prevent GPC’s prompt remittance of part or all of the royalties due with respect to any country where a Covered Product is sold, GPC shall convert the amount owed to NEOTHERAPEUTICS into U.S. funds and shall pay NEOTHERAPEUTICS directly from GPC’s U.S. source of funds for the amount impounded. GPC shall then pay all future royalties due to NEOTHERAPEUTICS from GPC’s U.S. source of funds so long as the legal restrictions of this Section 10.6 still apply.

10.7. Late Payments. In the event that any payment GPC is required to make hereunder is not made within thirty (30) days after such payment was originally due, GPC shall pay interest on the past due amount as follows:

(a) If GPC’s late payment pertains to a payment NEOTHERAPEUTICS is required to make under the J-M License Agreement and causes NEOTHERAPEUTICS to become liable to pay interest with respect to such payment under the J-M License

Agreement, then GPC shall pay interest on the past due amount as provided under the applicable provision(s) of the J-M License Agreement.

(b) In all other events, GPC shall pay interest on the past due amount at the rate of twelve percent (12%) per annum, until payment in full is made.

11. MANUFACTURING. Promptly following the Effective Date, GPC and NEOTHERAPEUTICS shall negotiate in good faith the terms of a Supply Agreement regarding the supply of PLATINUM COMPLEXES (as defined in the J-M License Agreement) to GPC, which agreement shall provide for payments to NEOTHERAPEUTICS equal to *** and shall contain such other terms as are customary in such an agreement; provided that, nothing shall prevent GPC from approaching J-M directly to receive PLATINUM COMPLEXES or to receive a grant of rights to have a Third Party supply PLATINUM COMPLEXES, in which case, GPC shall pay to NEOTHERAPEUTICS the ***. If, despite good faith efforts, the Parties are unable to agree on the terms of a Supply Agreement within forty five (45) days of the Effective Date, then the terms of the Supply Agreement shall be submitted to arbitration pursuant to Section 17.13. Within five (5) days after both parties have appointed an arbitrator pursuant to Section 17.13, each party shall submit to the panel of arbitrators a form of supply agreement for consideration by the panel; provided that, such forms shall only be for the panel’s consideration, and the panel shall be free to resolve the dispute in any manner that it deems appropriate. “NEOTHERAPEUTICS’s Costs” shall be determined on a shipment by shipment basis and shall be equal to the amount paid by NEOTHERAPEUTICS to J-M in accordance with Article VI of the J-M License Agreement.

12. CONFIDENTIALITY

12.1. Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the term of this Agreement and for five years thereafter, each Party, its Affiliates and its Sublicensees, if any (collectively, a “receiving Party”), shall use their best efforts to keep completely confidential, shall not publish or otherwise disclose to any Third Party and shall not use for any purpose other than the performance of this Agreement both the financial terms of this Agreement and any information furnished to it by the other Party, its Affiliates or its Sublicensees, if any (collectively, a “disclosing Party”) (and shall ensure that its and its Affiliates’ and its Sublicensees’ respective directors, officers, employees or agents do likewise), except to the extent that it can be established by the receiving Party by competent proof that such information: (i) is, or hereafter becomes, generally available to the public other than by reason of any default by the receiving Party with respect to its confidentiality obligations hereunder; (ii) was already known to the receiving Party at the time of disclosure by the disclosing Party; (iii) was lawfully disclosed to the receiving Party by a Third Party who was not in default of any confidentiality obligation to the disclosing Party; or (iv) is independently developed by or for the receiving Party without reference to or reliance upon the information furnished by the disclosing Party (all such information to which none of the foregoing exceptions applies, “Confidential Information”). The NEOTHERAPEUTICS Licensed Technology and NEOTHERAPEUTICS Development Technology shall be the Confidential Information of NEOTHERAPEUTICS and

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the GPC Development Technology shall be the Confidential Information of GPC. The Joint Development Technology shall be the Confidential Information of both Parties.

12.2. Exclusions to Confidentiality. The restrictions contained in Section 12.1 shall not apply to any Confidential Information in the hands of a receiving Party that (i) is submitted by the receiving Party to governmental authorities to facilitate the issuance of marketing approvals for a Covered Product, provided that reasonable measures shall be taken to assure confidential treatment of such information, if practicable; (ii) is provided by GPC to any Third Party under appropriate terms and conditions, including confidentiality provisions equivalent to those in this Agreement, for consulting, manufacturing development, manufacturing, external testing, marketing trials and sublicensing or potential sublicensing; or (iii) is otherwise required to be disclosed in compliance with applicable laws or regulations (including, without limitation, to comply with any governmental or stock exchange disclosure requirements) or an order by a court or other regulatory body having competent jurisdiction; provided, however, that if a receiving Party is required to make any such disclosure of the disclosing Party’s Confidential Information such receiving Party shall, except where impracticable for necessary disclosures (for example to physicians conducting studies or to health authorities), give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications or otherwise, will use its best efforts to secure confidential treatment of such Confidential Information required to be disclosed. In addition, any press release or other public announcement permitted by the terms of Section 17.7 hereof shall be excluded from the provisions of Section 12.1.

12.3. Injunctive Relief. The Parties acknowledge that monetary damages alone would not adequately compensate the disclosing Party in the event of a material breach by the receiving Party of this Section 12, and that, in addition to all other remedies available to the disclosing Party under this Agreement, at law or in equity, it shall be entitled to injunctive relief for the enforcement of its rights under this Section 12, without the posting of a bond or other security.

13. INTELLECTUAL PROPERTY

13.1. Patent Enforcement. (a) Each Party shall notify the other promptly after such Party becomes aware of any alleged infringement of any Patent licensed to GPC under this Agreement in any country in the Territory. Except as provided in Section 13.3, GPC shall have the first right, but not the duty, to institute patent infringement actions against Third Parties with respect to any such alleged infringement. GPC shall take all such actions under this Section 13.1(a) (other than with respect to a Patent included solely in the GPC Development Technology) in reasonable consultation with NEOTHERAPEUTICS and shall keep NEOTHERAPEUTICS apprised as to the status of any such infringement action GPC institutes. NEOTHERAPEUTICS shall execute all reasonable, necessary and proper documents and take such actions as shall be appropriate to allow GPC to institute and prosecute infringement actions under this Section 13.1(a).

(b) The costs and expenses of bringing and maintaining any infringement action under Section 13.1(a) shall be borne solely by GPC.

(c) Any award or compensation (including the fair market value of non-monetary compensation) paid by Third Parties as a result of any infringement action brought by GPC under Section 13.1(a) (whether by way of settlement or otherwise) shall be allocated first to reimbursement of GPC for all expenses incurred by it in connection with such action. Any remaining award or compensation shall be used to pay NEOTHERAPEUTICS the royalty it would have been entitled to receive had the balance of such recovery or damages, to the extent attributable to sales of such infringing products, been attributable to sales of Covered Products by GPC hereunder.

(d) Except as provided in Section 13.3, in the event GPC elects not to, or fails to, exercise its rights under Section 13.1(a) with respect to any alleged infringement of a Patent licensed to GPC under this Agreement (excluding any Patent included solely in the GPC Development Technology) within one hundred twenty (120) days after receiving notice thereof, NEOTHERAPEUTICS shall have the right, but not the duty, to institute patent infringement actions against Third Parties with respect to any such alleged infringement NEOTHERAPEUTICS shall take all such actions under this Section 13.1(d) in reasonable consultation with GPC and shall keep GPC apprised as to the status of any such infringement action NEOTHERAPEUTICS institutes. GPC shall execute all reasonable, necessary and proper documents and take such actions as shall be appropriate to allow NEOTHERAPEUTICS to institute and prosecute infringement actions under this Section 13.1(d). Any award or compensation (including the fair market value of non-monetary compensation) paid by Third Parties as a result of any infringement action brought by NEOTHERAPEUTICS under this Section 13.1(d) (whether by way of settlement or otherwise) shall be allocated first to reimbursement of NEOTHERAPEUTICS for all expenses incurred by it in connection with such action. Any remaining award or compensation shall be allocated equally between the Parties.

13.2. Infringement Actions by Third Parties. (a) Each Party shall notify the other Party promptly in writing of any claim of, or action for, infringement of any Patents owned or licensed by Third Parties which is threatened, made or brought against either Party by reason of either Party’s performance of its obligations under this Agreement or manufacture, use or sale of any Covered Products in the Territory in the Field.

(b) Except as provided in Section 13.3, in the event that such an action for infringement is commenced solely against a Party or both Parties jointly and/or any of their respective Affiliates or Sublicensees, as the case may be, with respect to any Covered Product developed and commercialized by GPC, its Affiliates and/or Sublicensees, GPC shall defend such action at its own expense, and NEOTHERAPEUTICS hereby agrees to assist and cooperate with GPC to the extent necessary in the defense of such suit, in accordance with Section 13.2(c). GPC shall have the right to settle any such action or consent to an adverse judgment thereto, and NEOTHERAPEUTICS’s consent shall not be required unless such settlement or consent: (i) imposes any material obligation on NEOTHERAPEUTICS (including under Section 13.2(d)), or (ii) materially impairs NEOTHERAPEUTICS’s rights in or to any J-M Licensed Technology, NEOTHERAPEUTICS Licensed Technology, NEOTHERAPEUTICS Development Technology and/or Joint Development Technology, in which event NEOTHERAPEUTICS’s consent shall not be unreasonably withheld or delayed.

(c) The costs of defending any infringement action with respect to a Covered Product developed and commercialized by GPC, its Affiliates and/or Sublicensees shall be borne solely by GPC.

(d) During the pendency of any such action, GPC shall continue to pay all royalties due hereunder. Subject to Section 9.5(b), GPC shall be fully liable for the payment of any award for damages, or any amount due pursuant to any settlement entered into by GPC, to the extent that any such action pertains to a Covered Product developed and commercialized by GPC and/or its Affiliates or Sublicensees.

(e) Except to the extent that the provisions of Section 13.1 shall apply to any portion thereof, GPC shall retain any award or compensation (including the fair market value of non-monetary compensation) received by GPC as a result of any such action (i.e., as a result of a counterclaim).

13.3. Superior Rights of J-M. Notwithstanding any other provision of this Agreement, the Parties’ respective rights and obligations under this Section 13 shall be subject, in all events, to any superior rights of J-M under the J-M License Agreement regarding the J-M Licensed Technology.

14. INDEMNIFICATION

14.1. By GPC. GPC shall indemnify and hold NEOTHERAPEUTICS and its Affiliates and their respective directors, officers, employees and agents, harmless from and against any and all liabilities, damages, losses, costs and expenses (including the reasonable fees of attorneys and other professionals and other reasonable litigation expenses) arising out of or resulting from:

(i) the negligence, recklessness or intentional misconduct of GPC, its Affiliates or its Sublicensees and their respective directors, officers, employees and agents, in connection with the work performed by GPC in connection with the development of Covered Products or pursuant to Section 8 or in connection with GPC’s exercise of any of its rights hereunder;

(ii) any and all product liability claims resulting from the development and/or commercialization of any Covered Product by GPC, its Affiliates or its Sublicensees;

(iii) any warranty claims, Covered Product recalls or any tort claims of personal injury (including death) or property damage relating to or arising out of the manufacture, use, distribution or sale of any Covered Product by GPC, its Affiliates or its Sublicensees due to any negligence, recklessness or intentional misconduct by, or strict liability of, GPC, its Affiliates or its Sublicensees, and their respective directors, officers, employees and agents, except, in each case, to the comparative extent such claim arose out of or resulted from the negligence, recklessness or intentional misconduct of NEOTHERAPEUTICS or its Affiliates and their respective directors, officers, employees and agents; or

(iv) any breach of any representation or warranty made by GPC in Section 2.1.

14.2. By NEOTHERAPEUTICS. NEOTHERAPEUTICS shall indemnify and hold GPC, its Affiliates and its Sublicensees and their respective directors, officers, employees and agents, harmless from and against any and all liabilities, damages, losses, costs and expenses (including the reasonable fees of attorneys and other professionals and other reasonable litigation expenses) arising out of or resulting from:

(i) the negligence, recklessness or intentional misconduct of NEOTHERAPEUTICS or its Affiliates and their respective directors, officers, employees and agents, in connection with the work performed by NEOTHERAPEUTICS under the development of Covered Products or pursuant to Section 5 or in connection with NEOTHERAPEUTICS’s exercise of any of its rights hereunder; or

(ii) any breach of any representation or warranty made by NEOTHERAPEUTICS pursuant to Section 2 or 3.1.

14.3. Notice. In the event that any Person entitled thereto (an “Indemnitee”) is seeking indemnification under Section 14.1 or 14.2, such Indemnitee shall inform the indemnifying Party of a claim as soon as reasonably practicable after the indemnitee receives notice of the claim, shall permit the indemnifying Party to assume direction and control of the defense of the claim (including the sole right to settle it at the sole discretion of the indemnifying Party, provided that such settlement does not impose any material obligation on the indemnitee or the other Party) and shall cooperate as requested (at the expense of the indemnifying Party) in the defense of the claim (including, without limitation, granting the indemnifying Party limited access to pertinent records and making persons under such Indemnitee’s control available for interview and testimony).

14.4. Complete Indemnification. As the Parties intend complete indemnification, all costs and expenses incurred by any Indemnitee to enforce this Section 14 shall be reimbursed by the indemnifying Party.

15. TERM; TERMINATION

15.1. Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided hereunder, shall expire as follows:

(a) As to each Covered Product in each country in the Territory, this Agreement shall expire upon the expiration of the Royalty Term with respect to such Covered Product in such country.

(b) This Agreement shall expire in its entirety upon the termination of the respective Royalty Terms with respect to all Covered Products in all countries in the Territory.

15.2. Effect of Expiration. Following the expiration of this Agreement with respect to a Covered Product in a country in the Territory pursuant to Section 15.1(a), GPC shall have the royalty-free, perpetual right to continue to make, have made, use, sell, offer for sale, have sold and export such Covered Product in such country. Following the expiration of the term of this Agreement in its entirety pursuant to Section 15.1(b), GPC shall have the royalty-free, perpetual right to continue to make, have made, use, sell, offer for sale, have sold and export all Covered Products in all countries in the Territory.

15.3. Termination by Either Party. Each Party shall have the right to terminate this Agreement, upon notice to the other Party, in the event that:

(i) Such other Party materially defaults with respect to any of its material obligations under this Agreement and does not cure such default within sixty (60) days after the receipt of a notice from the non-breaching Party specifying the nature of, and requiring the remedy of, such default (or, if such default cannot be cured within such sixty (60)-day period, if the breaching Party does not commence and diligently continue actions to cure same during such sixty (60)-day period); provided that, (x) if NEOTHERAPEUTICS is the Party claiming a default by GPC, GPC shall promptly following receipt of such notice of default notify NEOTHERAPEUTICS if it intends to seek to cure such default, (y) if the default relates to the payment of any amounts owed under this Agreement, the cure period described above shall be fifteen (15) days from receipt of notice of such default, and (z) if any such default is limited to the breaching Party’s obligations with respect to a particular Covered Product and/or a particular country in the Territory, then any termination of this Agreement under this clause (i) due to such default shall be limited to the breaching Party’s rights under this Agreement with respect to such Covered Product and/or country. Any termination pursuant to this clause (i) shall be without prejudice to any of the non-breaching Party’s other rights under this Agreement, and in addition to any other remedies available to it by law or in equity;

(ii) The other Party shall have: (i) voluntarily commenced any proceeding or filed any petition seeking relief under the bankruptcy, insolvency or other similar laws of any jurisdiction, (ii) applied for, or consented to, the appointment of a receiver, trustee, custodian, sequestrator, conciliator, administrator or similar official for it or for all or substantially all of its property, (iii) filed an answer admitting the material allegations of a petition filed against or in respect of it in any such proceeding, (iv) made a general assignment for the benefit of creditors of all or substantially all of its assets, (v) admitted in writing its inability to pay all or substantially all of its debts as they become due, or (vi) taken corporate action for the purpose of effecting any of the foregoing; or

(iii) An involuntary proceeding shall have been commenced, or any involuntary petition shall have been filed, in a court of competent jurisdiction seeking: (i) relief in respect of the other Party, or of its property, under the bankruptcy, insolvency or similar laws of any jurisdiction, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conciliator, administrator or similar official for such other Party or for all or substantially all of its property, or (iii) the winding-up or liquidation of such other Party; and, in each case, such proceeding or petition shall have continued undismissed for sixty (60) days, or an order or decree approving or ordering any of the foregoing shall have continued unstayed, unappealed and in effect for thirty (30) days.

15.4. Termination by GPC. Notwithstanding any other provision of this Agreement, GPC shall have the right to terminate this Agreement, in its entirety or with respect to any particular Covered Product and/or country in the Territory, at any time upon six (6) months’ notice (or less, at NEOTHERAPEUTICS discretion) to NEOTHERAPEUTICS.

15.5. Effect of Expiration or Termination. (a) Subject to Section 15.5(b), upon any termination of this Agreement by NEOTHERAPEUTICS pursuant to Section 15.3 or by GPC pursuant to Section 15.4, GPC shall (i) transfer and assign to NEOTHERAPEUTICS all of GPC’s right, title and interest in and to any GPC Development Technology and all data, reports, records, materials and other intellectual property owned or controlled by GPC that relates exclusively to the Covered Products; (ii) grant NEOTHERAPEUTICS a non-exclusive license, solely for the purpose of NEOTHERAPEUTICS’s developing, making, having made, using, marketing and selling Covered Products, under GPC’s interest in any Joint Development Technology that does not exclusively relate to the Covered Products; and (iii) transfer and assign to NEOTHERAPEUTICS ownership of all INDs, NDAs and other regulatory filings made or filed with respect to any Covered Product (or, if such transfer and assignment is not permitted under the laws of any applicable jurisdiction, GPC shall take such other permitted actions with respect to such filings as may be reasonably requested by NEOTHERAPEUTICS), all upon commercially reasonable, arm’s length financial terms and conditions that the Parties shall negotiate in good faith and agree upon as soon as practicable after such termination of this Agreement; provided that, if this Agreement is terminated by GPC pursuant to Section 15.4, then NEOTHERAPEUTICS shall not be obligated to pay any amount for the licenses and transfers described in this sentence. In the event the Parties, despite the mutual use of good faith efforts, are unable to agree upon such terms and conditions, the Parties shall appoint an independent valuation expert who shall determine such terms and conditions, which determination shall be binding upon the Parties. If the Parties are unable to agree upon the appointment of such an expert, then each Party shall nominate an expert (the cost of whom shall be borne by such Party), and both experts appointed by the Parties shall jointly appoint the expert who shall make such determination. Any expert appointed pursuant to this Section 15.5(a) shall have at least fifteen (15) years’ experience in the business of pharmaceutical development and commercialization. Except as provided above, the costs and expenses of any expert acting under this Section 15.5(a) shall be borne equally by the Parties.

(b) Notwithstanding the foregoing:

(i) In the event of any termination of this Agreement by NEOTHERAPEUTICS pursuant to Section 15.3 or by GPC pursuant to Section 15.4 with respect to fewer than all of the Covered Products and/or fewer than all of the countries in the Territory, the rights, licenses and other benefits to be transferred, granted and otherwise assigned to NEOTHERAPEUTICS under Section 15.5(a) shall be expressly limited to those pertaining to the Covered Products and/or the countries in the Territory to which such termination applies; and

(ii) At any time prior to any transfer, granting and assignment of rights, licenses and benefits to NEOTHERAPEUTICS pursuant to Section 15.5(a), NEOTHERAPEUTICS may elect, upon notice to GPC, to waive the application of Section 15.5(a) with respect to such rights, licenses and benefits. Following any such waiver neither Party shall have any obligation or liability to the other with respect to such rights, licenses and benefits.

15.6. Right to Sell Stock on Hand. Provided that GPC is not in material breach of any obligation under this Agreement at the time of any termination of this Agreement, in whole or in part, GPC shall have the right for one year thereafter to dispose of all Covered Product then in its inventory and to complete manufacture of and dispose of any work-in-progress then being manufactured, as though this Agreement had not terminated. GPC shall pay royalties thereon, in accordance with the provisions of this Agreement, as though this Agreement had not terminated.

15.7. Survival of Sublicenses. Upon any termination of this Agreement, all sublicenses granted by GPC under this Agreement shall be automatically assigned to NEOTHERAPEUTICS, which shall thereafter receive all benefits and have all obligations under the sublicenses as in the place and stead of GPC.

15.8. Effect of Termination of J-M License Agreement. Upon any termination of the J-M License Agreement, GPC shall attorn to and accept J-M in place of NEOTHERAPEUTICS such that this Agreement shall be deemed to be an agreement between J-M and GPC.

15.9. Accrued Rights, Surviving Obligations. (a) Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement. The rights of the Parties upon termination described in this Agreement shall not be exclusive of any other rights or claims at law or in equity that either Party may have against the other arising out of this Agreement.

(b) Termination, relinquishment or expiration of this Agreement shall not terminate each Party’s obligation to pay all royalties, milestone payments and other monetary obligations that may have accrued hereunder prior to such termination. All of the Parties’ rights and obligations under Sections 6.1, 6.2, 8.5, 10, 12, 13 (solely with respect to actions pending at such time), 14, 15.2, 15.5, 15.6, 15.7, 15.8, 15.9, 17.1 (if in effect at such time), 17.3, 17.5, 17.12, 17.13 and 17.14 shall survive termination, relinquishment or expiration hereof.

16. FORCE MAJEURE

Neither Party shall be held liable or responsible to the other Party nor be deemed to be in default under or in breach of any provision of this Agreement for failure or delay in fulfilling or performing any obligation under this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, force majeure shall be defined as causes beyond the control of the Party, including, without limitation, acts of God; acts, regulations, or laws of any government; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers. In such event NEOTHERAPEUTICS or GPC, as the case may be, shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled and for thirty (30) days thereafter. To the extent possible, each Party shall use reasonable efforts to minimize the duration of any force majeure.

17. MISCELLANEOUS

17.1. Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employment or joint venture relationship between the Parties. Neither Party shall be entitled to, or shall, incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

17.2. Assignment. (a) Each Party shall be entitled to assign this Agreement to any of its Affiliates upon sixty (60) days’ prior written notice to the other Party; provided, however, that in the event of any such assignment, the assigning Party shall remain jointly and severally liable with respect to all of its obligations hereunder, and in the event of any default relating to any such obligations, the other Party shall be entitled to proceed against either such Affiliate or directly against the assigning Party, as such other Party may determine in its sole discretion, to enforce this Agreement.

(b) Except as provided in Section 17.5(a), neither Party shall be entitled to assign its rights hereunder without the express written consent of the other Party, except that each Party may assign this Agreement to any assignee of all or substantially all of such Party’s business (or that portion thereof to which this Agreement relates) or in the event of such Party’s merger, consolidation or similar transaction.

(c) No assignment contemplated by this Section 17.3 shall be valid or effective unless and until the assignee/transferee shall agree in writing to be bound by the provisions of this Agreement.

17.3. Disclaimer of Warranties. EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 2 AND 3.1, THE PARTIES EXPRESSLY DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE PRACTICE.

17.4. Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and take all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

17.5. Notice. Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

(i) In the case of GPC, to:

GPC BIOTECH AG

Fraunhoferstrasse 20

D-82152 Martinsried/Munich

Germany

Attention: Chief Executive Officer

Facsimile No.: 011-49-89-8565-2610

With a copy to:

Ropes & Gray

One International Place

Boston, Massachusetts

USA

Attention: Marc A. Rubenstein, Esq.

Facsimile No.: 617-951-7050

(ii) In the case of NEOTHERAPEUTICS, to:

157 Technology Drive

Irvine, California 92618

USA

Attention:

Facsimile No.: 949-788-6706

or to such other address for such Party as it shall have specified by like notice to the other Party, provided that notices of a change of address shall be effective only upon actual receipt thereof. If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery shall be deemed to be the fifth (5th) business day after such notice or request was deposited with the postal service in the country of mailing.

17.6. Use of Name. Except as otherwise provided herein, neither Party shall have any right, express or implied, to use in any manner the name or other designation of the other Party or any other trade name or trademark of the other Party (including, without limitation, any Trademark) for any purpose in connection with the performance of this Agreement.

17.7. Public Announcements. (a) Except as required by law (including, without limitation, the applicable disclosure requirements of any relevant regulatory authority or stock exchange) and as permitted by Section 12.2, neither Party shall make any public announcement concerning this Agreement, any Covered Product or any other subject matter hereof without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed. It shall not be unreasonable for a Party to withhold consent with respect to any public announcement containing any of such Party’s Confidential Information. In the event of any required or proposed public announcement, (i) the Parties shall consult with each other in good faith as to the timing thereof, and (ii) the Party making such announcement shall provide the other Party with a copy of the proposed text prior to such announcement sufficiently in advance of the scheduled release of such announcement to afford such other Party a reasonable opportunity to review and comment upon the proposed text. Notwithstanding the foregoing, the Parties agree to prepare a mutually agreeable press release that may be used by either Party in connection with this Agreement, and any further announcement containing substantially the same information may be used without the need to seek the consent of the other Party.

(b) Each Party acknowledges and agrees that the other Party needs to communicate with its investors regularly and keep them apprised of the development status of the products in which such Party has an interest. In order to facilitate this communication, promptly after the Effective Date each Party shall designate, from time to time, one employee who shall have primary responsibility for reviewing and approving all proposed investor communications of the other Party, to the extent that they pertain to this Agreement, any Covered Product or any other subject matter hereof. Each Party shall instruct such employee to review the content of such draft communications as expeditiously as possible and otherwise to cooperate with and assist the other Party in connection therewith, so long as the number of such communications and the timing thereof are reasonable.

(c) Following a Party’s consent to or approval of the public announcement of any information pursuant to this Section 17.7, both Parties shall be entitled to make subsequent public announcements of such information without renewed compliance with this Section 17.7, unless the scope and/or duration of such consent or approval is expressly limited.

17.8. Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

17.9. Compliance with Law. Nothing in this Agreement shall be deemed to permit a Party to export, re-export or otherwise transfer any Covered Product sold under this Agreement without compliance with applicable laws.

17.10. Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

17.11. Amendment. No amendment, modification or supplement of any provisions of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

17.12. Governing Law; English Original; Jurisdiction. (a) This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to its choice of law principles. The English original of this Agreement shall prevail over any translation hereof.

(b) Without prejudice to the rights and obligations of the Parties under Section 17.13, each Party hereby consents to the in personam jurisdiction of any state or federal court sitting in the Commonwealth of Massachusetts with respect to any matter arising in connection with this Agreement and further consents to the service of any process, notice of motion or other application to any such court or a judge thereof outside the Commonwealth of Massachusetts by registered or certified mail or personal service, provided that reasonable time is allowed for appearance. Each Party hereby waives, to the greatest extent it may do so, any defense it may have on the grounds of inconvenient forum with respect to any action or proceeding maintained in any state or federal court in Massachusetts.

17.13. Arbitration. (a) Any dispute arising out of or relating to any provisions of this Agreement shall be finally settled by arbitration to be held in Boston, Massachusetts, under the auspices and then current commercial arbitration rules of the American Arbitration Association (the “AAA”). Such arbitration shall be conducted by three (3) arbitrators. Within thirty (30) days after the commencement of any arbitration, each Party shall appoint one arbitrator, and these two arbitrators shall jointly appoint the third arbitrator, who shall have significant experience in pharmaceutical drug development and commercialization; provided, however, that if the two arbitrators appointed by the Parties are unable to agree upon the third arbitrator within thirty (30) days after their appointment, then the third arbitrator shall be appointed by the AAA. The Parties shall instruct such arbitrators to render a determination of any such dispute within four (4) months after their appointment. All arbitration proceedings shall be conducted in English. Judgment upon any award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

(b) Section 17.14(a) shall not prohibit a Party from seeking injunctive relief from a court of competent jurisdiction in the event of a breach or prospective breach of this Agreement by the other Party which would cause irreparable harm to the first Party.

17.14. No Consequential Damages. IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES OR SUBLICENSEES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES OR SUBLICENSEES FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, OR CLAIMS OF CUSTOMERS OF ANY OF THEM OR OTHER THIRD PARTIES FOR SUCH OR OTHER DAMAGES.

17.15. Entire Agreement. This Agreement (together with the Exhibits hereto) sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions and negotiations between them, and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the Effective Date in writing and signed by a proper and duly authorized officer or representative of the Party to be bound thereby. Without limiting the generality of the foregoing, the terms and conditions of this Agreement shall supersede the terms and conditions of any confidentiality, non-disclosure or similar such agreement that the Parties may have executed prior to the Effective Date.

17.16. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

17.17. Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

17.18. Counterparts. This Agreement may be executed simultaneously in two counterparts, any one of which need not contain the signature of more than one Party, but both such counterparts taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

NEOTHERAPEUTICS, INC.

By:	/s/ Rajesh C. Strutriya
Name:	Rajesh C. Strutriya
Title:	CEO

GPC BIOTECH AG

By:
Name:
Title:

By:
Name:
Title:

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

NEOTHERAPEUTICS, INC.

By:
Name:
Title:

GPC BIOTECH AG

By:	/s/ Bernd R. Seizinger
Name:	Bernd R. Seizenger
Title:	CEO

By:	/s/ S. Meier-Ewert
Name:	S. Meier-Ewert
Title:	CSO

EXHIBIT A

J-M License Agreement

Dated August 28, 2001

JOHNSON MATTHEY PLC

and

NEOTHERAPEUTICS, INC.

LICENCE

Johnson Matthey PLC

2-4 Cockspur Street

Trafalgar Square

London SW1Y 5BR

LICENCE

Date: August 28, 2001

PARTIES:

1.	The LICENSOR: Johnson Matthey PLC, a company organised under the laws of England and Wales whose registered office is at 2-4 Cockspur Street, Trafalgar Square, London, SW1Y 5BQ, England, acting for itself and for its AFFILIATES including particularly Johnson Matthey, Inc

2.	The LICENSEE: NeoTherapeutics, Inc., a corporation organised under the laws of the State of California, United States of America whose principal place of business is at 157 Technology Drive, Irvine, California 92618, United States of America, acting for itself and for its AFFILIATES

RECITALS:

(A)	The LICENSOR has developed and is the beneficial owner of a substantial body of valuable technical information relating to the use of the platinum complex JM216 in the treatment of tumour cells, toxicity data and other valuable information and is the beneficial owner of the Patent Rights relating thereto as defined hereinafter

(B)	The LICENSEE wishes to receive and the LICENSOR is willing to grant a licence on the terms and conditions hereinafter set forth to use such information and to work under the said Patent Rights for the purposes hereinafter provided

(C)	The parties have executed a Secrecy Agreement dated 13th March, 2001, and the LICENSOR has provided or arranged the provision of certain of LICENSOR’S INFORMATION to LICENSEE under said Secrecy Agreement

ARTICLE I DEFINITIONS

In this Agreement the following terms shall have the following meanings unless the context otherwise requires:

1.	AFFILIATE: a subsidiary company within the meaning of S.736 of the United Kingdom Companies Act 1985.

2.	EFFECTIVE DATE: the date upon which this Agreement has been executed by representatives of LICENSOR and LICENSEE.

3.	FIELD: the use of the PRODUCTS for the purpose of treating cancer in humans and the sale of the PRODUCTS for such purpose.

4.	GENERIC PRODUCT: a PRODUCT marketed by a THIRD PARTY in a country comprising the TERRITORY.

5.	IMPROVEMENTS: any new or useful invention, process or improvement, patentable or unpatentable, relating to or arising under the PATENT RIGHTS, conceived or first reduced to practice or demonstrated to have utility by LICENSEE, LICENSOR, or LICENSEE AND LICENSOR jointly, during the TERM.

6.	JM216: the platinum complex

bis(acetato)amminedichloro(cyclohexylamine)platinum(IV)

7.	LICENSER’S INFORMATION: information, data, research results and clinical evaluation results relating to PLATINUM COMPLEXES and in the lawful possession of LICENSOR at the EFFECTIVE DATE (as described in Article II.1).

8.	LICENSOR’S ONGOING INFORMATION: information, data, research results, as well as inventions made by LICENSOR subject to the PATENT RIGHTS, all coming into the lawful possession of LICENSOR during the TERM.

9.	LICENSEE’S ONGOING INFORMATION: information, data, research results, clinical evaluation results, approval trials data and results as well as all approvals obtained by LICENSEE during the TERM and relating to the PLATINUM COMPLEXES.

10.	NET SALES VALUE: the invoiced sales price of the PRODUCTS in an arm’s length transaction exclusively for money after deduction of normal trade discounts actually granted and of any credits actually given by the LICENSEE for returned or defective goods and excluding or making proper deductions for any costs of packing, insurance, carriage and freight and Value Added Tax or other sales tax and, in the case of export orders, any import duties or similar applicable governmental levies or export insurance costs expressly subject in all cases to the same being separately charged on customer invoices. In any sale or other disposal of any PRODUCTS otherwise than in an arm’s length transaction exclusively for money, the fair market price (if higher) in the relevant country of disposal shall be substituted for the Net Sales Value

11.	MILESTONES: the objectives described in Article IV hereof

12.	ONGOING INFORMATION: together the LICENSOR’S ONGOING INFORMATION and the LICENSEE’S ONGOING INFORMATION.

13.	PATENT RIGHTS:

(i)	the patents and applications short particulars whereof are set out in Schedule A hereto, as well as any continuation, continuations-in-part and divisional applications, including reissues and reexamination applications and patent term extension and reexamination certificates issuing to LICENSOR;

(ii)	all patent applications that may hereafter be filed by or on behalf of the LICENSOR which either are based on or claim priority from any of the foregoing patents and applications or which are in respect of any IMPROVEMENTS to which LICENSOR is exclusively entitled; and

(iii)	all patents which may be granted pursuant to any of the foregoing patent applications.

14.	PLATINUM COMPLEXES: the platinum co-ordination compounds that are the subject of the PATENT RIGHTS.

15.	PRODUCTS: PLATINUM COMPLEXES formulated for administration to patients.

16.	TERM: the term commencing on the EFFECTIVE DATE and terminating three (3) years following the expiry of the last to expire of the patents granted in the United States of America or any of the countries currently comprising the European Union which have expiration dues specified on Schedule A. The date of expiration of a patent described in this Section shall include any extension granted to LICENSOR by virtue of any continuation, continuations-in-part and divisional applications, including reissues and reexamination applications and patent term extension and reexamination certificates issuing to LICENSOR.

17.	TERRITORY: Each country of the world.

18.	THIRD PARTY: any person or entity other than the LICENSOR and its AFFILIATES and the LICENSEE and its AFFILIATES.

ARTICLE II GRANT OF RIGHTS

1.	Subject to Article II.3 below, the LICENSOR agrees to grant and hereby grants to the LICENSEE an exclusive worldwide royalty-bearing revocable right and licence under the PATENT RIGHTS, with rights to sub-license, to use the PLATINUM COMPLEXES, the LICENSOR’S INFORMATION and the LICENSOR’S ONGOING INFORMATION to make, have made, use, offer to sell, and have sold PRODUCTS for use within the FIELD.

2.	The LICENSEE shall be entitled to sub-license any THIRD PARTY under the rights granted under Article II.1 hereof provided that: (i) the LICENSEE shall remain responsible for all acts and omissions of such sub-licensees as though they were by the LICENSEE; and (ii) the sub-license agreement shall be in the form to be attached to this Agreement as Exhibit 1. In particular, the LICENSEE shall be responsible to the LICENSOR for payments due in respect of sales by sub-licensees as though they were sales by the LICENSEE. The parties shall use their best endeavours to draft, negotiate and finalize the form sub-license agreement within 15 (fifteen) days of the EFFECTIVE DATE, which form sub-license agreement shall provide that upon termination of this Agreement, any sub-licensee shall attorn to and accept the LICENSOR in the place of the LICENSEE such that any sub-license shall be deemed an agreement between the LICENSOR and sub-licensee.

3.

For the avoidance of doubt, it is hereby declared that the LICENSEE shall have no right hereunder to manufacture the PLATINUM COMPLEXES except in the circumstances of Article VI.2, nor to use or sell them otherwise than for use within the FIELD and, without prejudice to the foregoing, the LICENSEE accepts that the licence hereby granted does not include the right to manufacture the PLATINUM COMPLEXES other than in the circumstances set forth in Article VI.2, or in accordance with the supply agreement between the LICENSOR and LICENSEE.

ARTICLE III ONGOING RESEARCH AND DEVELOPMENT

1.	The LICENSEE shall diligently perform research and development on the use of JM 216 and other PLATINUM COMPLEXES within the FIELD and on the formulation of PRODUCTS. The LICENSEE shall exercise in the performance of such research and development technical skill and competence of a high calibre.

2.	Throughout the TERM of this Agreement, the LICENSOR shall promptly disclose to the LICENSEE all LICENSOR’S ONGOING INFORMATION developed or acquired by LICENSOR except insofar as such disclosure would disclose information derived from and subject to confidentiality obligations in favour of a THIRD PARTY. Solely for the purposes set forth in Article VI.2, LICENSEE shall also promptly disclose to LICENSOR any LICENSEE ONGOING INFORMATION necessary for LICENSOR to perform its obligations set forth in Article VI.2.

ARTICLE IV MILESTONES

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ARTICLE V PAYMENT

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4.	The LICENSEE shall during the TERM of this Agreement pay to the LICENSOR a royalty calculated at the rate of [ ] of the NET SALES VALUE of all PRODUCTS sold or otherwise supplied for use whether within the FIELD or outside the FIELD for money or money’s worth by LICENSEE or any AFFILIATE or sublicensee thereof; provided, however, that in any country in the TERRITORY where a GENERIC PRODUCT is sold in competition with the PRODUCT, the royalty payable to LICENSOR with respect to NET SALES of such PRODUCTS in such country shall be reduced to [ ] commencing with the calendar quartet during which any such GENERIC PRODUCT first becomes available in competition with the PRODUCT in such country.

5.	Payments due under Article V.4 shall be made within 30 days of the end of each calendar quarter in respect of royalties accruing on PRODUCTS invoiced in that calendar quarter.

6.	All sums due to be paid to the LICENSOR under this Agreement:

5.1	are exclusive of any Value Added, Sales, or any other tax which shall be payable in addition;

5.2	shall be made in United States dollars to the credit of one or more bank accounts to be designated from time to time in writing by the LICENSOR. Conversion into United States dollars shall be calculated where appropriate;

5.3	in the case of each sale in a currency other than United States dollars, the royalty shall be calculated in United States dollars at the New York foreign exchange rate quoted in The Wall Street Journal on the date that payment is due; provided always that where any payment is made after the date provided therefor herein conversion shall be at the: foreign exchange rate on the date of payment if this is more favourable to the LICENSOR;

5.4	shall be made in full without deduction of taxes charges and other duties that may be imposed except in so far as any such deduction may be credited in full by the LICENSOR against the LICENSOR’s own tax liabilities. The parties agree to cooperate in all respects necessary to take advantage of such double taxation agreements as may be available

7.	The LICENSEE agrees during the TERM and for a period of two (2) years thereafter to keep true and accurate records and books of account containing all data necessary for the determination of royalties payable under this Agreement, including records and books of account relating to sales of PRODUCTS by sub-licensees, which records and books of account shall upon reasonable notice by LICENSOR be open at all reasonable times during business hours for inspection by an independent accountant appointed by LICENSOR for the purpose of verifying the accuracy of the LICENSEE’s reports hereunder. Such accountant shall be entitled to take copies solely of LICENSEE’s records pertaining to such reports at LICENSOR’s expense. The LICENSEE shall ensure that its sub-licensees (if any) also keep true and accurate records and books of account containing all data necessary for the determination of royalties payable in respect of their activities and shall ensure that such records and books of account shall upon reasonable notice by the LICENSOR be open at all reasonable times during business hours for inspection by such independent accountant for the purpose of verifying the accuracy of the LICENSEE’s reports hereunder.

8.	The LICENSEE shall submit to the LICENSOR within 30 days of the end of each calendar quarter a statement setting forth with respect to the operations of the LICENSEE hereunder, as well as with regard to each sub-licensee during that period, the quantity of PRODUCTS made and sold and the NET SALES VALUE of all PRODUCTS sold together with payments due.

9.	The accountant selected to inspect the LICENSEE’S books and records pursuant to Article V.7 shall agree in writing to maintain in confidence all financial and other information received with respect to the LICENSEE’s operations pursuant to the foregoing Article V.7.

ARTICLE VI SUPPLY OF PLATINUM COMPLEXES

1.	The LICENSOR shall supply to the LICENSEE, LICENSEE’s reasonable requirements of the PLATINUM COMPLEXES used in the manufacture of the PRODUCTS at reasonable commercial prices under the terms of one or more separate supply agreements the terms of which are to be agreed.

2.	Within 15 (fifteen) days of the EFFECTIVE DATE, LICENSOR shall deliver a proposal for the supply of 200 grams of the PLATINUM COMPLEXES as follows: (i) 80 grams to be delivered on or before September 15, 2001, and 120 grams to be delivered on or before October 31, 2001. The PLATINUM COMPLEXES supplied pursuant to this Section shall be manufactured by the LICENSOR in accordance with its Standard Operation Procedures, but not be certified as being manufactured in accordance with Good Manufacturing Practices. The obligation of the LICENSOR pursuant to this Section shall be independent of the existence of the supply agreement described in Article VI.1.

3.	LICENSOR understands the requirement of LICENSSE to have security of supply. In the event that either: (i) the parties have not entered into a definitive supply agreement as described in Article VI.1 by January 31, 2002; or (ii) the LICENSOR is unable or unwilling to supply the LICENSEE with its reasonable requirements of the PLATINUM COMPLEXES at reasonable prices, the parties agree that the LICENSEE shall have the right and license to manufacture or have manufactured the PLATINUM COMPLEXES itself or through any THIRD PARTY, subject to the terms and conditions of this Agreement.

ARTICLE VII PATENTS

1.	The LICENSOR shall at its own cost diligently prosecute to grant all subsisting patent applications within the PATENT RIGHTS so as to secure the broadest monopoly reasonably obtainable consistent with avoiding serious prejudice to the validity of such granted patents and shall maintain all patents within the PATENT RIGHTS in force for the full terms thereof. In the event that LICENSOR elects to abandon the prosecution or maintenance of any such PATENT RIGHTS in any country in the Territory, LICENSOR shall give LICENSEE notice thereof at least 60 days prior to the date on which LICENSEE is required by law to make a filing in order to preserve rights to patent protection in such country, and LICENSEE shall have the right to do so, at its own expense. In the event that LICENSOR elects to abandon the prosecution or maintenance in any country in the Territory any of its PATENT RIGHTS and LICENSEE elects to assume such prosecution and maintenance, then LICENSOR shall assign its rights it may have therein in such country to LICENSEE.

2.

Neither party hereto shall publish any matter forming part of the ONGOING INFORMATION that might prejudice the validity of any patent that might subsequently be granted on it. Each party shall notify the other whether it intends to seek any relevant protection for any part of its respective ONGOING INFORMATION. If it does not wish to do so and if the other party within three (3) calendar months notifies the first party that it would like to seek patent or other protection then this obligation shall continue for such time as may be reasonably required to prepare and file an application for a patent or other protection after which period it shall lapse.

3.	IMPROVEMENTS that are made by an employee or agent of LICENSEE, solely or jointly, other than with an employee or agent of LICENSOR, shall be owned by LICENSEE. IMPROVEMENTS that are made jointly by employees or agents of LICENSOR and LICENSEE shall be jointly owned by LICENSOR and LICENSEE and treated as joint inventions under the laws applicable to joint inventions. In those countries in which the LICENSEE deems it commercially reasonable, the LICENSEE shall process and pay for patent applications for any jointly owned IMPROVEMENTS (including the cost of filing and prosecuting applications as well as maintaining granted patents) which are to be utilised in the FIELD. In prosecuting and filing for protection, the LICENSEE shall have the right to make any decisions which it deems necessary to carry out such filing and prosecution. While any patent issued shall be jointly owned, the LICENSEE shall have the sole and exclusive right with regard to utilisation of the jointly owned patent in the FIELD to: (i) license such jointly owned IMPROVEMENTS to a THIRD PARTY; (ii) to enforce such patents against any THIRD PARTY; and (iii) make, have made, use, sell, and have sold all jointly owned Improvements. In the event the term of a jointly owned patent covering an IMPROVEMENT extends beyond the TERM, the LICENSOR and LICENSEE agree to undertake best endeavours to reach an agreement on the terms under which LICENSEE will retain the sole and exclusive rights as described in the prior sentence.

4.	Unless otherwise agreed, the costs of filing and prosecuting any application for patent and maintaining such granted patents shall rest with the party making the application.

5.

If, with respect to a given country, the LICENSEE becomes aware of substantial infringement (greater than thirty percent (30%) of the LICENSEE’S NET SALES VALUE of PRODUCTS in such country) by a THIRD PARTY of the PATENT RIGHTS in such country the LICENSEE will promptly notify the LICENSOR and the parties will confer and attempt to agree on what action should be taken. Should the LICENSOR and the LICENSEE agree that suit should be brought in any such country, the LICENSE shall have the right to control, bear the cost of, and retain any recovery from any such suit. Should the LICENSEE not wish to bring suit, the LICENSOR shall have the option to do so, in which case the LICENSOR shall control, bear the cost of, and retain any recovery from any such suit and the LICENSEE shall reasonably co-operate in the effort. Should the LICENSEE provide the LICENSOR with reasonable evidence of substantial infringement by a THIRD PARTY of the PATENT RIGHTS in any country and the parties are unsuccessful in abating the infringement within one hundred and twenty (120) days after the LICENSOR has promptly notified the infringer of the infringement, and should the LICENSOR have failed to file suit for infringement at the end of such one hundred and twenty (120) day period, the LICENSEE shall be entitled to reduce the amount of royalty due in such country in accordance with Article V.4 by a percentage equal to the percentage of such substantial infringement, but in no event by more than fifty percent (50%). Said reduced royalty shall continue to be the prevailing royalty rate on NET SALES VALUE of PRODUCTS in such country until said substantial infringement ceases and, thereafter, the royalty shall revert to the full royalty defined herein.

6.	The LICENSOR represents that it is not aware that any PRODUCTS or PLATINUM COMPLEXES infringes upon or falls within any THIRD PARTY patent rights. In the event that a THIRD PARTY accuses or brings suit against either party alleging patent infringement, the parties shall meet and agree on the response to the THIRD PARTY and the conduct of and costs arising from any suit.

7.	In the event that any PLATINUM COMPLEXES infringe or fall within any THIRD PARTY patent rights, the LICENSOR shall at its own expense use its best endeavours either to modify the PLATINUM COMPLEXES to be non-infringing or to obtain at its own expense for the LICENSEE a licence to continue using PLATINUM COMPLEXES, provided that in the event that the parties reasonably agree that it is not possible either to modify the PLATINUM COMPLEXES to be non-infringing or to obtain for the LICENSEE a licence to continue using the PLATINUM COMPLEXES then the LICENSEE may terminate this Agreement and all licences granted hereunder forthwith on written notice, and the parties shall co-operate with respect to an orderly termination of the same. Termination under this subclause shall be without prejudice to the rights of either party accrued at the date of termination.

8.	It at any time during the TERM the LICENSEE directly or indirectly opposes or assists any THIRD PARTY to oppose the grant of letters patent on any patent application within the PATENT RIGHTS or disputes or directly or indirectly assists any THIRD PARTY to dispute the validity of any patent within the PATENT RIGHTS or any of the claims thereof the LICENSOR shall be entitled to terminate all or any of the licences granted hereunder forthwith by notice thereof to the LICENSEE.

ARTICLE VIII CONFIDENTIALITY

1.	Any information communicated by one party to the other pursuant to this Agreement or prior to and in contemplation of it, whether technical or commercial, and which is identified on the face of a document as confidential, or if an oral or visual communication is confirmed as confidential within 30 days, or would be reasonably be assumed as confidential in the circumstances, shall be treated by the party receiving the information as confidential. The receiving party shall afford such confidential information the same protection as it affords its own confidential information, but no less than reasonable protection. The receiving party shall respect the other’s proprietary rights therein, shall use the same exclusively for the purposes of this Agreement, and shall disclose the same only to those of its contractor and sub-licensees (if any) pursuant to this Agreement to whom and to the extent that such disclosure is reasonably necessary for the purpose of this Agreement and who shall enter into obligations of confidentiality direct with the other in similar terms to this Article.

2.	The foregoing obligations of Article VIII.1 above shall not apply to information which:

2.1	prior to receipt thereof from one party was in the possession of the other and at its free disposal;

2.2	is subsequently disclosed to the recipient party without any obligations of confidence by a third party who has not derived it directly or indirectly from the other;

2.3	is or becomes generally available to the public through no act or default of the recipient party or its agents or employees;

2.4	is required to be disclosed by order of a court or administrative authority but only after the owner of the information has been informed by the party subject to the order, if such informing is possible in the circumstances.

3.	The restrictions imposed in this Article shall not apply to disclosure of information necessary for the obtaining of patents, nor shall they restrict disclosure or any other action which is necessary for obtaining or maintaining registration or approval of the Food and Drug Administration or any other regulatory agency of the United States or any other country for the evaluation and sale of PRODUCTS.

ARTICLE IX PERFORMANCE

1.	Daring the continuance of this Agreement the LICENSEE shall:

1.1	use its best endeavours to obtain appropriate regulatory approvals for PRODUCTS in the United States of America or any of the countries currently comprising the European Union and to promote the distribution and sale of PRODUCTS in the FIELD in the such countries as widely as its resources reasonably permit and will make available all necessary selling facilities to meet in full all demands for PRODUCTS for use in the FIELD throughout such countries;

1.2	ensure that all literature prepared by the LICENSEE and relating to PRODUCTS bears an acknowledgement to the effect that they are subject to a licence from the LICENSOR, and attach to all PRODUCTS a label quoting relevant patent numbers and stating that such PRODUCTS are made under licence from the LICENSOR;

1.3	not act as agent of the LICENSOR and specifically not give any indication that it is acting otherwise than as principal and in advertising or selling PRODUCTS not make any representation or give any warranty on behalf of the LICENSOR;

1.4	advise LICENSOR immediately of all approvals granted and assist LICENSOR in all reasonable ways to obtain any form of patent term extension for medicines.

ARTICLE X LIABILITY

1.	The LICENSEE shall defend, indemnify (and keep indemnified) and hold the LICENSOR harmless from and against all claims, liabilities damages cost; and expenses (including legal costs) which may be brought or made against or incurred by the LICENSOR arising from the use or sale of the PRODUCTS. LICENSOR acknowledges that this indemnity does not include those items for which LICENSOR is indemnifying LICENSEE below. The LICENSOR shall as soon as reasonably practicable notify the LICENSEE of any such claims and shall give to the LICENSEE all reasonable assistance that the LICENSEE may request in connection therewith.

2.	The LICENSOR shall defend, indemnify (and keep indemnified) and hold LICENSEE harmless from and against any claims, liabilities, damages, costs and expenses (including legal costs) arising out of or otherwise relating to any claims: (a) alleging that the PLATINUM COMPLEXES and/or the LICENSOR INFORMATION or LICENSOR’S ONGOING INFORMATION infringes upon the intellectual property rights of any THIRD PARTY, and (b) arising out of defects present in any PLATINUM COMPLEXES supplied to the LICENSEE by this LICENSOR pursuant to Article VI herein, up to a maximum cap of $5 million. The LICENSEE shall as soon as reasonably practicable notify the LICENSOR of any such claims and shall give to the LICENSOR all reasonable assistance that the LICENSOR may request in connection therewith.

ARTICLE XI TERM AND TERMINATION

1.	This Agreement shall commence on the EFFECTIVE DATE and shall continue in force in each country of the TERRITORY for the TERM.

2.	The LICENSOR may terminate this Agreement by written notice to the LICENSEE in the event of failure by the LICENSEE to make any of the payments specified in Article V hereof on the due date or any reasonable and mutually agreed upon extension of any such date.

3.	The LICENSOR shall have the right to terminate this Agreement upon forty-five (45) days written notice to LICENSEE in the event of failure by the LICENSEE to attain the FIRST, SECOND OR THIRD MILESTONES in Article IV hereof within ninety (90) days of the target date specified for such MILESTONE or any reasonable and mutually agreed upon extension of such MILESTONE target date. LICENSOR agrees that it shall grant all reasonable requests by LICENSEE for extensions of such target dates and LICENSOR further agrees that it shall not exercise its right to terminate except where it has good faith reason to believe that LICENSEE will be unable to comply with any requested extended dates.

4.	LICENSEE shall have the right to terminate this Agreement at any time by giving written notice to LICENSOR, which shall be effective 60 (sixty) days from the date such notice is given.

5.	In the event of a breach of this Agreement by either party, and if remedial action is possible the party fails to remedy such breach within a period of 45 (forty five) days after written notice thereof from the other party, the other party shall have the right forthwith to terminate this Agreement by giving written notice of termination to the party in breach, except where the cause of such default is a reason of force majeure under Article XII hereof, in which event the other party shall have no such right of termination under this Article XI.5.

6.	Either party shall have the right forthwith to terminate this Agreement by giving written notice of termination to the other if the other shall have a receiver or manager appointed of its undertaking or assets or shall have an administration order made against it or shall go into liquidation whether voluntary or otherwise (other than for the purposes of and followed by an amalgamation or reconstruction) or shall enter into any composition or arrangement with its creditors or if it shall cease to carry on business.

7.	Termination under this Article shall be without prejudice to the rights of the either party existing at the date of termination.

8.	Termination of this Agreement for any reason shall not bring to an end:

8.1	the secrecy obligations on the parties hereto, which shall continue for a further period of ten years after termination;

8.2	the LICENSEE’s obligations to pay royalties or other sums which have accrued due or which will become due is respect of sales under Article XI.9 hereof;

8.3	Upon any termination of this Agreement, all sublicenses granted by the LICENSEE utilising the form sub-license agreement attached as Exhibit 1 to this Agreement shall be automatically assigned to the LICENSOR which shall thereafter receive all benefits and have all obligations under the sublicenses as in the place and stead of the LICENSEE. All other sub-licenses shall terminate simultaneously with this Agreement.

9.	On termination of this Agreement for any reason the LICENSEE shall continue to have the right for a period of six months from the date of termination to complete deliveries on contracts in force at that date and to dispose of PRODUCTS already manufactured subject to payment to the LICENSOR of royalties thereon in accordance with Article V hereof.

10.	Upon termination by LICENSOR due to LICENSEE’S breach, the LICENSEE shall pass to the LICENSOR all information and data in the LICENSEE’S possession concerning the PRODUCTS and the LICENSEE’S ONGOING INFORMATION. All regulatory approvals made or acquired by the LICENSEE with respect to the PRODUCTS shall become the sole property of the LICENSOR, and the LICENSOR shall have an exclusive royalty-free licence without limit of time, with the right to grant sub-licences thereunder, to use all LICENSEE’s ONGOING INFORMATION and to work under all intellectual property rights in respect thereof owned by the LICENSEE or any successor in title of the LICENSEE.

11.	After termination of this Agreement by LICENSOR due to LICENSEE’S breach, and in the event that the LICENSOR shall grant a licence to any THIRD PARTY to use PLATINUM COMPLEXES in the manufacture of PRODUCTS for use within the FIELD and in the event that such licence includes the right to use LICENSEE’S ONGOING INFORMATION, then LICENSOR shall pay to the LICENSEE a proportion of any royalties obtained from such THIRD PARTY, such proportion to be agreed between the parties hereto, taking into account the proportion of the value of the licensed LICENSEE’S ONGOING INFORMATION to the value of the licensed rights as a whole.

12.	Following the expiration of the TERM of this Agreement, LICENSEE shall have the royalty-free, non-exclusive, perpetual right and license to continue to use this PLATINUM COMPLEXES to make, have made, use, sell, and have sold PRODUCTS in all countries in the TERRITORY.

ARTICLE XII FORCE MAJEURE

If the performance of any part of this Agreement by either party is prevented, restricted, interfaced with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. In the event that the event of Force Majeure continues uninterrupted for a period of six months, the party not directly affected by the event may terminate this Agreement upon one month’s written notice, subject to the termination being ineffective if the even of Force Majeure ends during that notice period.

ARTICLE XIII PERSONNEL

1.	The LICENSOR agrees that it will not, nor will its AFFILIATES, for the term of this Agreement and for a period of six months after termination for whatsoever cause employ or appoint as its partner, consultant or agent any person who has been within a period of one year from the date of such intended employment or appointment employed by the LICENSEE in research or other technical or commercial work associated with the purposes of this Agreement.

2.	The LICENSEE agrees that it will not, nor will its AFFILIATES, for the term of this Agreement and for a period of six months after termination for whatsoever cause employ or appoint as its partner; consultant or agent any person who has been within a period of one year from the date of such intended employment or appointment employed by the LICENSOR, in research or other technical or commercial work associated with the purposes of this Agreement.

ARTICLE XIV GENERAL

1.	This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors but shall not otherwise be assignable by either party without the written consent of the other party, other than to an assignee of such party of all or substantially all of such party’s business.

2.	No variation or amendment of this Agreement shall bind either party unless made in writing and agreed to in writing by duly authorised officers of both parties.

3.	If any provision of this Agreement is agreed by the parties to be illegal void or unenforceable under any law that is applicable hereto or if any court or administrative authority of competent jurisdiction in a final decision so determines this Agreement shall continue in force save that such provision shall be deemed to be excised herefrom with effect from the date of such agreement or decision or such earlier date as the parties may agree. In such event, the parties shall endeavour to substitute the excised provision by another provision that achieves the intentions of the parties at the date hereof.

4.	The headings in this Agreement are for convenience only and are not intended to have any legal effect.

5.	A failure by either party hereto to exercise or enforce any rights conferred upon it by this Agreement shall not be deemed to be a waiver of any such rights or operate so as to bar the exercise or enforcement thereof at any subsequent time or times.

6.	This Agreement shall not give any rights of enforcement or otherwise to any THIRD PARTY.

7.	Each of the parties acknowledges and agrees that in entering into this Agreement, and the documents referred to in it, it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out in this Agreement as a warranty or representation. The only remedy available to it for breach of the such warranties or representations shall be for breach of contract under the terms of this Agreement. Nothing in this clause shall, however, operate to limit or exclude any liability for fraud.

ARTICLE XV NOTICES

1.	Any notice required to be given hereunder by either party to the other shall be in writing and shall be served by sending the same by registered or recorded delivery post or by telefax to the address of the other party as given herein or to such other address as that party may have previously notified to the party giving notice as its address for such service. Such notice shall be deemed to be received, if given by post, three days after mailing, and if given by telefax, on the day of transmission.

2.	The parties’ address for service are as follows:

For the LICENSOR

Johnson Matthey PLC

2-4 Cockspur Street

Trafalgar Square

London SW1Y 5BQ

United Kingdom

attention: Company Secretary

Telefax: +44 207 269 8478

For the LICENSEE

NeoTherapeutics Inc.

PO Box 57052

Irvine California 92619 – 7052

U.S.A. attention: President

Telefax: 949-788-6706

ARTICLE XVI INTEREST

Any payment required to be made by the LICENSEE under the provisions of this Agreement shall bear interest as well after as before judgment from the date the payment becomes due until the date of actual payment at a rate equal to 3% over the base rate from time to time of Lloyds Bank PLC.

ARTICLE XVII GOVERNING LAW AND DISPUTES

1.	The construction validity and performance of this Agreement shall be governed in all respects by English Law.

2.	Subject to Article XVII 3, all disputes arising in any way out of or affecting this Agreement shall be referred to arbitration under the rules of conciliation and arbitration of the International Chamber of Commerce whose decision shall be final. The place of arbitration shall be California if the LICENSOR is the plaintiff and London if the LICENSEE is the Plaintiff.

3.	Notwithstanding Article XVII 2, either party may seek interlocutory relief in respect of any dispute arising in any way out of or affecting this Agreement from the English courts and the parties agree that such courts shall have non-exclusive jurisdiction in this regard.

IN WITNESS whereof the parties have caused this Agreement to be executed the day and year first above written

SIGNED by: _____________________

For and on behalf of	)
JOHNSON MATTHEY PUBLIC	)
LIMITED COMPANY	)

SIGNED by:______________________

Rajesh C. Shrotriya, M.D., President and Chief Operating Officer
For and on behalf of	)
NEOTHERAPEUTICS INC.	)

FIRST AMENDMENT TO LICENCE AGREEMENT

DATED AUGUST 28, 2001 BETWEEN

JOHNSON MATTHEY PLC

AND

NEOTHERAPEUTICS, INC.

This First Amendment to License Agreement (“FIRST AMENDMENT”) is entered into and effective this 30th day of September 2002 by and between Johnson Matthey PLC, a company organised under the laws of England and Wales whose registered office is at 2-4 Cockspur Street, Trafalgar Square, London, SWIY 5BQ, England, acting for itself and for its AFFILIATES including particularly Johnson Matthey, Inc (collectively, “LICENSOR”), and NeoTherapeutics, Inc., a corporation organized under the laws of the State of California, United States of America whose principal place of business is at 157 Technology Drive, Irvine, California 92618, United States of America with reference to the following facts and on the following terms and conditions.

RECITALS

(A) Effective August 28, 2001, LICENSOR and LICENSEE entered into the License Agreement (the “LICENSE”) pursuant to which LICENSOR granted a license for the use of technical information relating to the use of platinum complex JM216 in the treatment of tumor cells as well as for the use of the PATENT RIGHTS (as defined in the LICENSE). All defined terms in this FIRST AMENDMENT (as set forth in capital letters) shall have the same meaning as set forth in the LICENSE.

(B) The parties now wish to amend and modify the LICENSE on the terms and conditions as set forth in this FIRST AMENDMENT.

Now therefore, for good and valuable consideration, the parties agree as follows:

(1) ARTICLE I

Paragraph 16 of Article I of the LICENSE shall be amended to read as follows: TERM: the term commencing on the EFFECTIVE DATE and terminating on a country-by-country basis upon the expiry of the last to expire of the patents granted in each such country which have expiration dates specified on Schedule A. The date of expiration of a patent described in this Section shall include any extension granted to LICENSOR by virtue of any continuation, continuations-in-part and divisional applications, including reissues and reexamination applications and patents and reexamination certificates issuing to LICENSOR,

(2) ARTICLE II

Paragraph 1 of Article II of the LICENSE shall be amended to read as follows:

1.	Subject to Article II.3 below, the LICENSOR agrees to grant and hereby grants to the LICENSEE an exclusive worldwide royalty-bearing revocable right and licence, with rights to sublicence, under the PATENT RIGHTS to use PLATINUM COMPLEXES, the LICENSOR’S INFORMATION and the LICENSOR’S ONGOING INFORMATION to make, have made, use, offer to sell, and have sold PRODUCTS for use within the FIELD.

Paragraph 2 of Article II of the LICENSE shall be amended to read as follows:

2.

The LICENSEE shall be entitled to sub-license any THIRD PARTY under rights granted under Article II.1 hereof provided that the LICENSEE shall remain responsible for all acts and omissions of such sub-licensee as though they were by the LICENSEE. In particular, the LICENSEE shall be responsible to the LICENSOR for payments due in respect of sales by sub-licensees as though they were sales by LICENSEE. The terms of any sub-license agreement shall provide that upon termination of this Agreement, any sub-licensee shall attorn to and accept the LICENSOR in place of the LICENSEE such that any sub-license shall be deemed an agreement between the LICENSOR and sub-licensee.

(3) ARTICLE III

Paragraph 1 of Article III of the LICENSE shall be amended to read as follows:

1.	The LICENSEE, its AFFILIATES and sub-licensees shall diligently perform research and development on the use of JM 216 and other PLATINUM COMPLEXES within the FIELD and on the formulation of PRODUCTS. The LICENSEE, its AFFILIATE and sub-licensees shall exercise in the performance of such research technical skill and competence of a high calibre.

(4) ARTICLE IV

Article IV of the LICENSE shall be amended to read as follows:

1.	The LICENSEE, its AFFILIATES and sub-licensees shall use its best efforts to test, evaluate and develop PRODUCTS so as to meet the objectives detailed hereunder:

Objective

1	Submission of NDA to US FDA (hereinafter called the ‘First MILESTONE’)

2	Acceptance of NDA by US FDA (hereinafter called the ‘Second MILESTONE’)

3	Receipt of US FDA approval of NDA (hereinafter called the ‘Third MILESTONE’)

4	Approval in the first European Union state of a new drug application (hereinafter called the ‘Fourth MILESTONE’)

5	Approval by US FDA of JM216 for the first indication other than the indication approved in Objective 2. (hereinafter called the ‘Fifth MILESTONE’)

6	Approval in the first European Union state of JM216 for the first indication other than the indication approved in Objective 3.(hereinafter called the ‘Sixth MILESTONE’)

(5) ARTICLE V

Paragraphs 1 through 5, inclusive of Article V of the LICENSE shall be amended to read as follows:

1.	The LICENSOR acknowledges receipt of US$100,000 which was paid by LICENSOR on the EFFECTIVE DATE;

2.	The LICENSOR acknowledges receipt of US$150,000 as required by Article V.2 of the LICENSE.

3.	Within 30 (thirty) days of the date of the attainment of each MILESTONE by the LICENSEE, an AFFILIATE or sub-licensee, the LICENSEE shall pay to the LICENSOR the following sums:

(i)	the First MILESTONE: [Intentionally Redacted]

(ii)	the Second MILESTONE: [Intentionally Redacted]

(iii)	the Third MILESTONE: [Intentionally Redacted]

(iv)	the Fourth MILESTONE: [Intentionally Redacted]

(v)	the Fifth MILESTONE: [Intentionally Redacted]

(vi)	the Sixth MILESTONE: [Intentionally Redacted]

In no event will LICENSEE be liable for more than one payment upon the occurrence of each MILESTONE.

4.

The LICENSEE shall during the TERM of this Agreement pay to the LICENSOR a royalty calculated at the rate set forth below of the NET SALES VALUE of all PRODUCTS sold or otherwise supplied for use whether within the FIELD or outside the FIELD for money or money’s worth by LICENSEE or any AFFILIATE or sublicensee thereof; provided, however, that in any country in the TERRITORY where a GENERIC PRODUCT is sold in competition with the PRODUCT, the royalty payable to LICENSOR with respect to NET SALES of such PRODUCTS in such country shall be reduced to 0%, commencing with the calendar quarter during which any such GENERIC PRODUCT first becomes available in competition with the PRODUCT in such country.

Royalty Rate	NET SALES during calendar year

[Intentionally Redacted]

5.	Payments due under Article V.4 shall be made within 45 days of the end of each calendar quarter in respect of royalties accruing on PRODUCTS invoiced in that calendar quarter.

Paragraphs 7 and 8 of Article V of the LICENSE shall be amended to read as follows:

7.

The LICENSEE agrees during for a period of three (3) years following the accrual of any royalty it will keep and maintain accurate records and books of account containing all data necessary for determination of royalties payable under this Agreement, including records and books of account relating to sales of PRODUCTS by sub-licensees, which records and books of account of LICENSEE shall upon reasonable notice by LICENSOR be open at all reasonable times during reasonable business hours for inspection by an independent accountant appointed by LICENSOR for the purpose of verifying the accuracy of the LICENSEE’s reports hereunder. Such accountant shall be entitled to take copies solely of LICENSEE’s records pertaining to such reports as LICENSOR’s expense. The LICENSEE shall ensure that its sub-licensees (if any) also keep true and accurate records and books of account containing all data necessary for the determination of royalties payable in respect of their activities and shall ensure that such records and books of account shall upon reasonable notice by the LICENSOR be open for inspection at all reasonable times during business hours for inspection by such independent accountant no less than once per year for purposes of verifying the accuracy of the LICENSEE’S reports hereunder.

8.	The LICENSEE shall submit to the LICENSOR within 45 days of the end of each calendar quarter a statement setting forth with respect to the operations of the LICENSEE hereunder, as well as with regard to each sub-licensee during that period, the quantity of PRODUCTS made and sold and the NET SALES VALUE of all PRODUCTS sold together with payments due.

(6) ARTICLE VII

Paragraph 6 of Article VII of the LICENSE shall be amended by inserting the following after the first sentence:

LICENSOR further represents and warrants that it is not aware of any patents, whether granted to LICENSOR, an AFFILIATE, or any THIRD PARTY, which would be infringed by: (i) the making, using and selling of any PRODUCT; (ii) or utilization of any PLATINUM COMPLEX by LICENSEE in accordance with the license granted by this AGREEMENT; or (iii) the metabolites of JM216. To the best of LICENSOR’s knowledge and belief, the practice of the PATENT RIGHTS and the exercise of the rights granted LICENSEE under Article II.1 do not infringe upon or conflict with any patent, copyright or other proprietary right of any THIRD PARTY.

(7) ARTICLE IX

The first sentence of Paragraph 1 of Article IX of the LICENSE shall be amended by to read as follows:

1.	During the continuance of this Agreement the LICENSEE, its AFFILIATES, and its sub-licensees shall:

(8) ARTICLE XI

Paragraph 3 of Article XI shall be amended to read as follows

3.	Intentionally deleted.

Subparagraph 8.3 of Article XI shall be amended to read as follows:

8.3	Upon any termination of this Agreement, sublicenses granted by the LICENSEE shall be automatically assigned to the LICENSOR which shall thereafter receive all benefits and have all obligations under the sublicenses as in place and stead of the LICENSEE.

(9) [Intentionally Redacted]

The redacted provisions of this Section deal exclusively with the issuance of shares of NeoTherapeutics common stock to LICENSOR upon the achievement of a MILESTONE.

(10) GENERAL PROVISIONS

(a) This FIRST AMENDMENT may be executed in two or more counterparts, including facsimile signatures, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(b) This FIRST AMENDMENT and the AGREEMENT constitute the complete and integrated agreement of the parties with respect to the subject matter hereof and thereof. Except as provided in this FIRST AMENDMENT, the AGREEMENT will remain in full force and effect and unchanged in all other respects.

(c) LICENSOR represents that it is not aware of any default by LICENSEE under the Agreement, or aware of any event or omission which with the passage of time might be reasonable foreseen to lead to a default under the Agreement.

The parties have caused this FIRST AMENDMENT to be executed by their respective authorized representatives effective as of the date first set forth above.

LICENSOR Johnson Matthey PLC	LICENSEE NeoTherapeutics, Inc.

By:	By:
Its:	Its:

(b) This FIRST AMENDMENT and the AGREEMENT constitute the complex and integrated agreement of the parties with respect to the subject matter hereof and thereof. Except as provided in this FIRST AMENDMENT, the AGREEMENT will remain in full force and effect and unchanged in all other respects.

(c) LICENSOR represents that it is not aware of any default by LICENSEE under the Agreement.

The parties have caused this FIRST AMENDMENT to be executed by their respective authorized representatives effective as of the date first set forth above.

LICENSOR Johnson Matthey PLC	LICENSEE NeoTherapeutics, Inc.

By:	By:
Its:	Its:

EXHIBIT B

Patent Rights

SCHEDULE A

Patent Rights

1.	Case MBUS 1044
	County	Application No.	Patent No.	Expiration
	Austria	EP891300787	0328274	26Jan09
	Belguim	“	“	26Jan09
	France	“	“	26Jan09
	Germany	“	“	26Jan09
	Great Britain	“	“	26Jan09
	Greece	“	“	26Jan09
	Italy	“	“	26Jan09
	Luxembourg	“	“	26Jan09
	Netherlands	“	“	26Jan09
	Spain	“	“	26Jan09
	Sweden	“	“	26Jan09
	Switzerland	“	“	26Jan09
	Australia	28971/89	618310	31Jan09
	Brazil	1100963-2	1100963-2	14May17
	Canada	589796	1340286	22Dec15
	Denmark	0491/89	—	1Feb09
	Finland	89/0512	91260	1Feb09
	Hungary	52289	205767	3Feb09
	Hungary	P/P00163	210872	9Dec08
	Ireland	31989	65503	31Jan06 (can be extended to 31Jan09)
	Israel	89119	89119	29Jan09
	Japan	01/24751	2781403	1Feb09
	S. Korea	89/1069	147270	15May13
	Mexico	9203596	181357	10Dec08
	New Zealand	227839	227839	1Feb09
	Norway	89/0426	177569	1Feb09
	Portugal	89608	89608	2Feb09
	Romania	C-20256	—	2Feb08
	South Africa	89/0831	89/0831	1Feb09
	Taiwan	78/100752	51931	2Oct06
	USA	07/602931	5072011	9Dec08
	USA	07/723971	5244919	14Sep10

2.	Case MBUS 1192
	County	Application No.	Patent No.	Expiration
	Austria	EP 95302629.1	0 679 656	19Apr15
	Belgium	EP 95302629.1	0 679 656	19Apr15
	Denmark	EP 95302629.1	0 679 656	19Apr15
	France	EP 95302629.1	0 679 656	19Apr15
	Germany	EP 95302629.1	0 679 656	19Apr15
	Greece	EP 95302629.1	0 679 656	19Apr15
	GB	EP 95302629.1	0 679 656	19Apr15
	Holland	EP 95302629.1	0 679 656	19Apr15
	Ireland	EP 95302629.1	0 679 656	19Apr15
	Italy	EP 95302629.1	0 679 656	19Apr15
	Portugal	EP 95302629.1	0 679 656	19Apr15
	Spain	EP 95302629.1	0 679 656	19Apr15
	Sweden	EP 95302629.1	0 679 656	19Apr15
	Switzerland	EP 95302629.1	0 679 656	19Apr15
	Australia	17661/95	692521	23Apr15
	Canada	2147567	—	20Apr15
	Japan	7-100870	—	24Apr15
	USA	08/428444	5519155	24Apr15

EXHIBIT C

Initial Members of Joint Development Committee

GPC Designees:	Marcel Rozencweig, Chairman Michael Petrone Ed McNiff

NEOTHERAPEUTICS
Designees:	Gino Lenaz Ashok Gore Shanta Chawla

EXHIBIT D

Registration Rights Agreement

NEOTHERAPEUTICS, INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of                  , 2002, between NeoTherapeutics, Inc., a Delaware corporation (the “Company”), and GPC Biotech AG, a company organized under the laws of the Federal Republic of Germany (the “GPC”).

RECITALS

The Company and GPC are parties to a Co-Development and License Agreement (the “License Agreement”) dated as of September             , 2002, pursuant to which the Company has agreed to sell to GPC and GPC has agreed to purchase from the Company shares of the Company’s Common Stock, upon the attainment of certain milestones under the License Agreement. As a condition to GPC’s obligation to purchase shares of Common Stock under the License Agreement, the Company and GPC are required to enter into this Agreement in order to provide GPC with certain rights to register for resale the shares of the Company’s Common Stock purchased under the License Agreement.

AGREEMENT

The parties agree as follows:

1.	Definitions; Registration Rights.

1.1. Definitions. For purposes of this Agreement:

(a) “Common Stock” means the common stock, par value $0.001 per share, of the Company.

(b) “Exempt Registration” means a registration statement relating to the sale of securities by the Company pursuant to a stock option, stock purchase or similar benefit plan or an SEC Rule 145 transaction or any other registration statement that would not customarily provide for the secondary sale of equity shares for cash.

(c) “Holder” means (i) GPC and (ii) any person owning Registrable Securities to whom the rights under this Section 1 have been transferred in accordance with Section 1.9 of this Agreement.

(d) “person” means any individual, corporation, partnership, limited liability company, trust, business, association or government or political subdivision thereof, governmental agency or other entity.

(e) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

(f) The term “Registrable Securities” means (i) the shares of Common Stock issued under the License Agreement, and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in clause (i) and this clause (ii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold or transferred by a Holder in a transaction in which such Holder’s rights under this Agreement are not assigned. Notwithstanding the foregoing, securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

(g) “SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(h) “Securities Act” means the Securities Act of 1933, as amended.

1.2. Company Registration.

(a) Initiation. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock in connection with the public offering of such securities solely for cash (other than an Exempt Registration), the Company shall, at such time, promptly give each Holder notice of such proposed registration. Upon the written request of each Holder given within 20 days after receipt by such Holder of the Company’s notice, the Company shall, subject to the provisions of Section 1.2(b), cause to be registered all of the Registrable Securities that each such Holder has requested to be registered.

(b) Underwritten Offering. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.2(a) to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata (to the nearest 100 shares) among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding apportionment, for any participating Holder that is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, members, retired partners or members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all Persons included in such “selling stockholder,” as defined in this sentence.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.2 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

1.3. Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Securities.

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter of such offering in usual and customary form and consistent with the other provisions of this Agreement. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Promptly notify each Holder covered by the registration statement at any time when the Company becomes aware of the happening of any event as a result of which the registration statement or the prospectus included in such registration statement or any supplement to the prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements there in (in the case of the prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the registration statement or the prospectus in order to comply with the Securities Act, whereupon, in either case, each Holder shall immediately cease to use such registration statement or prospectus for any purpose and, as promptly as practicable thereafter, the Company shall prepare and file with the SEC, and furnish without charge to the appropriate Holders and managing underwriters, if any, a supplement or amendment to such registration statement or prospectus which will correct such statement or omission or effect such compliance and such copies thereof as the Holders and any underwriters may reasonably request.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or market on which similar securities issued by the Company are then listed or traded, if applicable.

(h) Use its reasonable best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities (to the extent the then applicable standards of professional conduct permit said letter to be addressed to the Holders).

1.4. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.5. Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations initiated pursuant to Section 1.2, including without limitation all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the Holders, shall be borne by the Company.

1.6. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.7. Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) Indemnification by the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation (x) which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person or (y) which occurs in any preliminary prospectus if a final, amended or supplemental prospectus which corrects such Violation is delivered by the Company to such person at or prior to the written confirmation of the sale giving rise to such loss, claim, damage, liability, or action.

(b) Indemnification by the Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnification by a Holder under this Section 1.7(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c) Procedures. Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Section 1.7 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying party, such consent not to be unreasonably withheld.

(d) Contribution. If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Section 1.7(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Survival. The obligations of the Company and Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.8. Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

(a) make and keep public information available, in accordance with SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) file with the SEC in a timely manner all reports and other documents as may be required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.9. Assignment of Registration Rights. The rights to cause the Company to register securities granted Holders under Section 1.2 may not be assigned to a transferee or assignee of Registrable Shares without the prior written consent of the Company, except that such rights may be freely transferred to any party controlling, controlled by or under common control with a Holder without such consent; provided, that the Company is provided with prompt notice of the name and address of such transferee and such transferee agrees in writing to be bound by the provisions of this Agreement.

1.10. Termination of Registration Rights. No Holder shall be entitled to exercise any registration right provided for in this Section 1 after such time as Rule 144(k) or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation as to volume or manner of sale.

2.	Miscellaneous.

2.1. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing among any of the parties hereto are expressly canceled.

2.2. Recapitalizations, Etc. The provisions of this Agreement (including any calculation of share ownership) shall apply, to the full extent set forth herein with respect to the Registrable Securities and to the Common Stock, to any and all shares of capital stock of the Company or any capital stock, partnership or member units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the Registrable Securities by reason of any stock dividend, split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

2.3. Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.4. Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding. GPC and its successors and assigns acknowledge that by operation of this Section 2.4, the holders of at least a majority of the then outstanding Registrable Securities, when acting together with the Company, will have the right and power to diminish or eliminate any rights or increase any or all obligations under this Agreement.

2.5. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by electronic mail or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed (a) if to the Company or NeoTherapeutics, to 157 Technology Drive, Irvine, California 92618, Attention: Chief Executive Officer or via facsimile to (949) 788-6706, with a copy to Latham & Watkins, 650 Town Center Drive, Suite 2000, Costa Mesa, California 92626-1925, Attention: Alan W. Pettis, or via facsimile to (714) 755-8290, or (b) if to GPC, to Fraunhoferstrasse 20, D-82152 Martinsried/Munich, Germany, Attention: Chief Executive Officer or via facsimile to 49-89-8565-2610, with a copy to Ropes & Gray, One International Place, Boston, Massachusetts 02110, Attention: Marc A. Rubenstein, or via facsimile to (617) 951-7050.

2.6. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. Until the parties have agreed upon an enforceable replacement for such provision, (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

2.7. Delays or Omissions; Remedies Cumulative. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

2.8. Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

2.9. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. The Company and GPC hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in Orange County, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and GPC hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

2.10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.11. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

2.12. Aggregation of Stock. All shares of Company stock held or acquired by affiliated Persons (including former and current partners, former and current members and former and current stockholders) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

2.13. Confidentiality. Each Holder agrees that, except with the prior written permission of the applicable party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the Company or any other party to which such

Holder has been or shall become privy by reason of this Agreement. The provisions of this Section 2.13 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

[Signature Page Follows]

The parties have executed this Registration Rights Agreement as of the date first above written.

NEOTHERAPEUTICS, INC.	GPC BIOTECH AG

By:	By:

Name:	Name:

Title:	Title: